                                                            [EXECUTION COPY]





                          AGREEMENT AND PLAN OF MERGER

                                 dated as of

                                April 14, 1998

                                    among

                          Q INTERNATIONAL COURIER, INC.

                                (the "Company")

                               ROBERT J. MITZMAN

                           (the "Primary Stockholder")

                       The other stockholders of the Company
                        listed on the signature pages hereof

                           (the "Other Stockholders")

                              AIRNET SYSTEMS, INC.

                                  ("AirNet")

                                     and

                             Q ACQUISITION COMPANY

                             ("Merger Subsidiary")

                                 TABLE OF CONTENTS

                                                                          Page

                                     ARTICLE I
                                     THE MERGER

SECTION 1.01.  The Merger; Effective Time. . . . . . . . . . . . . . . . . . 2
        1.02.  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
        1.03.  Effect of the Merger. . . . . . . . . . . . . . . . . . . . . 2
        1.04.  Conversion of Securities. . . . . . . . . . . . . . . . . . . 3
        1.05.  Escrows . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
        1.06.  Surrender . . . . . . . . . . . . . . . . . . . . . . . . . . 3
        1.07.  Treatment of Stock Options. . . . . . . . . . . . . . . . . . 4

                                     ARTICLE II
                             THE SURVIVING CORPORATION

SECTION 2.01.  Governing Documents . . . . . . . . . . . . . . . . . . . . . 5
        2.02.  Directors and Officers. . . . . . . . . . . . . . . . . . . . 5

                                    ARTICLE III
                           REPRESENTATIONS AND WARRANTIES
                                   OF THE COMPANY

SECTION 3.01.  Corporate Existence and Power . . . . . . . . . . . . . . . . 5
        3.02.  Organizational Documents. . . . . . . . . . . . . . . . . . . 6
        3.03.  Corporate Authorization . . . . . . . . . . . . . . . . . . . 6
        3.04.  Governmental Authorization. . . . . . . . . . . . . . . . . . 6
        3.05.  Non-Contravention . . . . . . . . . . . . . . . . . . . . . . 6
        3.06.  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . 7
        3.07.  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . 7
        3.08.  Financial Statements. . . . . . . . . . . . . . . . . . . . . 8
        3.09.  Information Supplied. . . . . . . . . . . . . . . . . . . . . 8
        3.10.  Absence of Certain Changes. . . . . . . . . . . . . . . . . . 9
        3.11.  No Undisclosed Liabilities. . . . . . . . . . . . . . . . . .10
        3.12.  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .10
        3.13.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
        3.14.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
        3.15.  Trademarks, Patents and Copyrights. . . . . . . . . . . . . .13
        3.16.  Material Contracts. . . . . . . . . . . . . . . . . . . . . .14
        3.17.  Compliance with Laws. . . . . . . . . . . . . . . . . . . . .15
        3.18.  Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . .15
        3.19.  Pooling; Tax Treatment. . . . . . . . . . . . . . . . . . . .15
        3.20.  Other Information . . . . . . . . . . . . . . . . . . . . . .16


                                       i

SECTION 3.21.  Environmental Compliance. . . . . . . . . . . . . . . . . . .16
        3.22.  Intercompany Arrangements . . . . . . . . . . . . . . . . . .18
        3.23.  Satisfaction of Certain Conditions. . . . . . . . . . . . . .18
        3.24.  Representations . . . . . . . . . . . . . . . . . . . . . . .18

                                     ARTICLE IV
                           REPRESENTATIONS AND WARRANTIES
                          OF AIRNET AND MERGER SUBSIDIARY

SECTION 4.01.  Corporate Existence and Power . . . . . . . . . . . . . . . .18
        4.02.  Organizational Documents. . . . . . . . . . . . . . . . . . .18
        4.03.  Corporate Authorization . . . . . . . . . . . . . . . . . . .18
        4.04.  Governmental Authorization. . . . . . . . . . . . . . . . . .19
        4.05.  Non-Contravention . . . . . . . . . . . . . . . . . . . . . .19
        4.06.  Capitalization. . . . . . . . . . . . . . . . . . . . . . . .19
        4.07.  SEC Filings; AirNet Disclosure Documents;
                  Financial Statements . . . . . . . . . . . . . . . . . . .20
        4.08.  Information Supplied. . . . . . . . . . . . . . . . . . . . .21
        4.09.  Pooling; Tax Treatment. . . . . . . . . . . . . . . . . . . .21
        4.10.  Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . .21
        4.11.  Compliance with Laws. . . . . . . . . . . . . . . . . . . . .21
        4.12.  Environmental Compliance. . . . . . . . . . . . . . . . . . .21
        4.13.  Trademarks, Patents and Copyrights. . . . . . . . . . . . . .23
        4.14.  Absence of Certain Changes. . . . . . . . . . . . . . . . . .23
        4.15.  Satisfaction of Certain Conditions. . . . . . . . . . . . . .23
        4.16.  Representations . . . . . . . . . . . . . . . . . . . . . . .23

                                     ARTICLE V
                              COVENANTS OF THE COMPANY

SECTION 5.01.  Conduct of the Business of the Company. . . . . . . . . . . .24
        5.02.  Access to Information; Confidentiality. . . . . . . . . . . .26
        5.03.  Other Offers. . . . . . . . . . . . . . . . . . . . . . . . .26
        5.04.  Notices of Certain Events . . . . . . . . . . . . . . . . . .27
        5.05.  Stockholder Actions . . . . . . . . . . . . . . . . . . . . .27

                                     ARTICLE VI
                     COVENANTS OF AIRNET AND MERGER SUBSIDIARY

SECTION 6.01.  Access to Information; Confidentiality. . . . . . . . . . . .28
        6.02.  Obligations of Merger Subsidiary. . . . . . . . . . . . . . .29
        6.03.  Other Offers. . . . . . . . . . . . . . . . . . . . . . . . .29
        6.04.  Notices of Certain Events . . . . . . . . . . . . . . . . . .29
        6.05.  Registration Statement; Stockholder Meeting; Proxy Material .30
        6.06.  Listing of Shares . . . . . . . . . . . . . . . . . . . . . .30
        6.07.  Director and Officer Indemnification. . . . . . . . . . . . .30


                                      ii

SECTION 6.08.  Board of Directors. . . . . . . . . . . . . . . . . . . . . .30
        6.09.  Rules 144 and 145 . . . . . . . . . . . . . . . . . . . . . .31
        6.10.  Purchase of Airport Facility. . . . . . . . . . . . . . . . .31
        6.11.  Release of Guarantees . . . . . . . . . . . . . . . . . . . .31

                                    ARTICLE VII
                                COVENANTS OF AIRNET,
                          THE COMPANY AND THE STOCKHOLDERS

SECTION 7.01.  Reasonable Efforts. . . . . . . . . . . . . . . . . . . . . .31
        7.02.  Certain Filings . . . . . . . . . . . . . . . . . . . . . . .31
        7.03.  Public Announcements. . . . . . . . . . . . . . . . . . . . .32
        7.04.  Further Assurances. . . . . . . . . . . . . . . . . . . . . .32
        7.05.  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . .32
        7.06.  Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . .33
        7.07.  Employee Benefits . . . . . . . . . . . . . . . . . . . . . .34
        7.08.  Postal Office Litigation. . . . . . . . . . . . . . . . . . .34

                                    ARTICLE VIII
                              CONDITIONS TO THE MERGER

SECTION 8.01.  Conditions to the Obligations of Each Party . . . . . . . . .34
        8.02.  Conditions to the Obligations of AirNet
                  and Merger Subsidiary. . . . . . . . . . . . . . . . . . .35
        8.03.  Conditions to the Obligations of the Company. . . . . . . . .37

                                     ARTICLE IX
                                    TERMINATION

SECTION 9.01.  Termination . . . . . . . . . . . . . . . . . . . . . . . . .39
        9.02.  Effect of Termination . . . . . . . . . . . . . . . . . . . .40

                                     ARTICLE X
                             SURVIVAL; INDEMNIFICATION

SECTION 10.01.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . .40
        10.02.  Indemnification. . . . . . . . . . . . . . . . . . . . . . .40
        10.03.  Procedures . . . . . . . . . . . . . . . . . . . . . . . . .41
        10.04.  Exclusive Remedy . . . . . . . . . . . . . . . . . . . . . .42
        10.05.  Certain Limitations. . . . . . . . . . . . . . . . . . . . .42

                                     ARTICLE XI
                                   MISCELLANEOUS

SECTION 11.01.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .43
        11.02.  Amendments; No Waivers . . . . . . . . . . . . . . . . . . .44


                                      iii

SECTION 11.03.  Expenses; Taxes. . . . . . . . . . . . . . . . . . . . . . .44
        11.04.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . .45
        11.05.  Severability . . . . . . . . . . . . . . . . . . . . . . . .45
        11.06.  Entire Agreement; Company Disclosure Schedule. . . . . . . .45
        11.07.  Successors and Assigns . . . . . . . . . . . . . . . . . . .45
        11.08.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . .45
        11.09.  Counterparts; Effectiveness. . . . . . . . . . . . . . . . .45

                              INDEX OF DEFINED TERMS

                                                                          Page
                                                                          ----
4

401(k) Plan Participants . . . . . . . . . . . . . . . . . . . . . . . . . .34

A

Adjusted Option. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
AirNet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
AirNet 1997 Form 10-K. . . . . . . . . . . . . . . . . . . . . . . . . . . .20
AirNet 401(k) Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
AirNet Acquisition Proposal. . . . . . . . . . . . . . . . . . . . . . . . .29
AirNet Common Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
AirNet Disclosure Documents. . . . . . . . . . . . . . . . . . . . . . . . .20
AirNet Indemnitee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
AirNet Intellectual Property Rights. . . . . . . . . . . . . . . . . . . . .23
AirNet Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . .23
AirNet Preferred Shares. . . . . . . . . . . . . . . . . . . . . . . . . . .19
AirNet Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . .30
AirNet Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . .26
AirNet Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
AirNet Shareholder Consent . . . . . . . . . . . . . . . . . . . . . . . . .19
AirNet Shareholder Meeting . . . . . . . . . . . . . . . . . . . . . . . . .30
Airport Facility Purchase Agreement. . . . . . . . . . . . . . . . . . . . .31
Applicable Corporate Statutes. . . . . . . . . . . . . . . . . . . . . . . . 1

B

Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Balance Sheet Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Benefit Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

C

CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Company 401(k) Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
Company Acquisition Proposal . . . . . . . . . . . . . . . . . . . . . . . .26
Company Disclosure Schedule. . . . . . . . . . . . . . . . . . . . . . . . . 3
Company Indemnitees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
Company Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . 9
Company Representatives. . . . . . . . . . . . . . . . . . . . . . . . . . .28
Company Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Company Subsidiary Securities. . . . . . . . . . . . . . . . . . . . . . . . 8

                                       v

D

DLJ. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

E

Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Employee Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
ERISA Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Escrow Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Escrow Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Escrow Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

F

Final S Corporation Tax Distribution . . . . . . . . . . . . . . . . . . . .33
Financial Projections. . . . . . . . . . . . . . . . . . . . . . . . . . . .16

G

General Contingencies. . . . . . . . . . . . . . . . . . . . . . . . . . . .40
General Escrow Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

H

Hazardous Substance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

I

Indemnified Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
Indemnifying Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . . .13

L

Lease Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

M

Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Merger Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Multiemployer Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

N

New York Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
NYSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

O

Ohio Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                       vi

Other Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

P

Pension Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Preliminary S Corporation Tax Distribution . . . . . . . . . . . . . . . . .33
Primary Stockholder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

R

Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Release. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

S

SBCWDR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Specific Contingencies . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Specific Escrow Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Stockholder Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Straddle Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 19
Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

T

Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

                            AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER dated as of April 14, 1998, among Q INTERNATIONAL COURIER, INC., a New York corporation (the "Company"), ROBERT
J. MITZMAN (the "Primary Stockholder"), the OTHER STOCKHOLDERS of the Company as listed on the signature pages hereof (together with any stockholder of the Company who subsequently becomes party to this Agreement through joinder, the "Other Stockholders", and, together with the Primary Stockholder, the "Stockholders"), AIRNET SYSTEMS, INC., an Ohio corporation ("AirNet"), and Q ACQUISITION COMPANY, an Ohio corporation and a direct, wholly-owned subsidiary of AirNet ("Merger Subsidiary").

     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Ohio (the "Ohio Law") and the Business Corporation Law of the State of New York (the "New York Law" and, collectively with the Ohio Law, the "Applicable Corporate Statutes"), the Company and AirNet have agreed to effectuate a business combination transaction pursuant to which Merger Subsidiary will merge with and into the Company (the "Merger"); and

     WHEREAS, the respective Boards of Directors of the Company, AirNet and Merger Subsidiary have determined that the Merger is fair to and in the best interests of their respective companies and shareholders and have approved and adopted this Agreement and have approved the Merger and the other transactions contemplated hereby and recommended approval and adoption of this Agreement and approval of the Merger by their respective shareholders; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. THE MERGER; EFFECTIVE TIME. (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Applicable Corporate Statutes, at the Effective Time (as defined herein), Merger Subsidiary shall be merged with and into the Company, in accordance with New York Law and Ohio Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

     (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in
Article VIII, the Company and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of New York and the Secretary of State of the State of Ohio, in such forms as required by and executed in accordance with the provisions of, and shall make all other filings or recordings required by the Applicable Corporate Statutes in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of New York and with the Secretary of State of the State of Ohio or at such later time as is specified in the certificate of merger (the "Effective Time").

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Ohio Law and New York Law.

     SECTION 1.02. CLOSING. Unless this Agreement shall have been terminated and abandoned pursuant to Section 9.01 and subject to the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article VIII, the consummation of the Merger will take place as promptly as practicable (and in any event within five business days) after satisfaction or waiver of the conditions set forth in Article VIII, at the offices of Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio, unless another date or place is agreed to in writing by the Company and AirNet.

     SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Ohio Law and New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04. CONVERSION OF SECURITIES. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Company or any of the Stockholders, all issued and outstanding shares of capital stock of the Company immediately prior to the Effective Time shall be converted into an aggregate of 3,141,356 common shares, $.01 par value, of AirNet (the "AirNet Common Shares") (the "Merger Consideration"), less (i) 314,136 AirNet Common Shares to indemnify Buyer with respect to general contingencies (the "General Escrow Shares") and (ii) 46,091 AirNet Common Shares to indemnify Buyer with respect to the specific contingencies set forth on Schedule 1.04 of the the disclosure schedule (the "Company Disclosure Schedule") previously delivered to AirNet by the Company (the "Specific Escrow Shares" and, together with the General Escrow Shares, the "Escrow Shares"). The holders of such certificates previously evidencing shares of capital stock of the Company outstanding prior to the Effective Time shall cease to have any rights with respect to such shares of capital stock except as otherwise provided herein or by applicable law. The allocation of the Merger Consideration among the outstanding shares of capital stock of the Company shall be determined according to the percentages set forth on Annex A attached hereto.

     (b) Each share of capital stock held by the Company as treasury stock immediately prior to the Effective Time shall automatically be cancelled and extinguished without any conversion thereof, and no payment shall be made with respect thereto.

     (c) Each share of capital stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, $1.00 par value, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     (d) No fractional shares of AirNet Common Shares shall be issued in the Merger, but in lieu thereof each Stockholder otherwise entitled to a fractional AirNet Common Share will be entitled to receive from AirNet in accordance with the provisions of this Section 1.04(d), a cash payment in lieu of such fractional AirNet Common Share equal to the fair market value of such fractional AirNet Common Share based on the closing price of the AirNet Common Shares on the New York Stock Exchange, Inc. ("NYSE") on the last trading day immediately prior to the Closing Date.

     SECTION 1.05. ESCROWS. The parties agree that the General Escrow Shares and the Specific Escrow Shares shall be deposited in an account (the "Escrow Account") with Banc One Corporation, as escrow agent (the "Escrow Agent"), to be held and administered in accordance with the terms and conditions of an Escrow Agreement substantially in the form attached hereto as Exhibit 1.05, against which Escrow Account AirNet shall be entitled to recover any general Losses which may be suffered by AirNet for which AirNet is entitled to indemnity pursuant to Section 11.02(a), in the case of the General Escrow Shares, or to recover any Losses arising out of the specific contingencies set forth on Schedule 1.04, in the case of the Specific Escrow Shares.

     SECTION 1.06. SURRENDER. (a) At the Effective Time, each holder of shares of capital stock of the Company outstanding immediately prior to the Effective Time shall be entitled to receive the percentage of the Merger Consideration set forth opposite such holder's name on Annex A attached hereto, less the corresponding percentage of the Escrow Shares, upon surrender to AirNet of all certificates which formerly represented all outstanding shares of capital stock of the Company held by such holder; PROVIDED, that in no event shall the holders of shares of capital stock of the Company outstanding immediately prior to the Effective Time be entitled to receive in the aggregate more than 100% of the Merger Consideration.

     (b) After the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of capital stock of the Company on the records of the Company. If, after the Effective Time, certificates representing shares of capital stock of the Company are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration (less the corresponding Escrow Shares) provided for, and in accordance with the procedures set forth, in this Article I.

     (c) No dividends or other distributions declared or made after the Effective Time which have a record date after the Effective Time shall be paid to the holder of any unsurrendered certificates representing shares of capital stock of the Company with respect to the AirNet Common Shares such holder is entitled to receive until such certificates shall have been surrendered to the Surviving Corporation.

     SECTION 1.07. TREATMENT OF STOCK OPTIONS. (a) As soon as practicable following the date of this Agreement, the directors of the Company shall adopt such resolutions or take such other actions as may be required to effect the following: adjust the terms of all Company Stock Options, whether vested or unvested, as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on substantially the same terms and conditions as were applicable under the Company Stock Option (including, without limitation, substantially the same vesting and termination provisions, subject to the terms and conditions of this Agreement), the number of AirNet Common Shares (rounded to the nearest whole share) determined by multiplying 249,591 by a fraction the numerator of which shall be the number of shares of the Company's capital stock subject to such Company Stock Option and the denominator of which shall be the total number of shares of the Company's capital stock subject to all Company Stock Options, at a price per AirNet Common Share equal to (A) the aggregate exercise price for the shares of capital stock of the Company otherwise purchasable pursuant to such Company Stock Option divided by (B) the aggregate number of AirNet Common Shares deemed purchasable pursuant to such Company Stock Option (each, as so adjusted, an "Adjusted Option"); PROVIDED that such exercise price shall be rounded up to the nearest whole cent.

     (b) Prior to the Effective Time, AirNet, if necessary, shall amend its existing option plans or, if necessary, adopt an option plan, in either case, to provide for the issuance of the Adjusted Options at the Effective Time and by virtue of the Merger, and without the need of any further corporate action, AirNet shall assume all obligations of the Company with respect to the Company Stock Options outstanding at the Effective Time.

     (c) As soon as practicable after the Effective Time, AirNet shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights with respect to Adjusted Options and, in exchange for the executed agreements reflecting the Company Stock Options, agreements evidencing the grants of such Adjusted Options.

     (d) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to AirNet, together with the consideration therefor and any required United States Federal withholding tax information and payment.

     (e) Except as otherwise contemplated by this Section 1.07 and except to the extent required under the respective terms of the Company Stock Options, all restrictions or limitations on transfer and vesting with respect to Company Stock Options, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the Adjusted Options after giving effect to the Merger and the assumption by AirNet as set forth above.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     SECTION 2.01. GOVERNING DOCUMENTS. At the Effective Time of the Merger, the Certificate of Incorporation and the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, except that the name of the Surviving Corporation shall be changed to "Quick International Courier, Inc."

     SECTION 2.02. DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Surviving Corporation at the Effective Time shall be the officers set forth on Schedule 2.02.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

     The Company represents and warrants to AirNet and Merger Subsidiary that:

     SECTION 3.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate powers and all governmental licenses, authorizations, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted by the Company. The Company is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification or licensing necessary.

     SECTION 3.02. ORGANIZATIONAL DOCUMENTS. The Company has heretofore delivered to AirNet true and complete copies of the Certificate of Incorporation and Bylaws of the Company, in each case as currently in effect. The Company is not in violation of any provision of its Certificate of Incorporation or Bylaws.

     SECTION 3.03. CORPORATE AUTHORIZATION. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company and the Stockholders.

     (b) The Directors of the Company, at a meeting duly called and held, have unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Stockholders and (ii) approved and adopted this Agreement and the transactions contemplated hereby.

     SECTION 3.04. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company and the Stockholders of this Agreement and the consummation of the transactions contemplated by the Agreement by the Company require no consent, approval, authorization or permit of, or filing with or notification to any governmental or regulatory authority, except for (i) the filing of certificates of merger and/or other appropriate merger documents in accordance with New York Law and Ohio Law; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"); (iii) compliance with any applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), state securities or "blue sky" laws and state takeover laws; and (iv) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act").

     SECTION 3.05. NON-CONTRAVENTION. Except as set forth on Schedule 3.05 of Company Disclosure Schedule, the execution, delivery and performance by the Company and the Stockholders of this Agreement and the consummation by the Company and the Stockholders of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws or equivalent organizational documents of Company; (ii) assuming compliance with the matters referred to in Section 3.04, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, any Subsidiary of the Company or any Stockholder; (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary of the Company or to a loss of any benefit to which the Company or any Subsidiary of the Company is entitled under any provision of any material agreement, contract or other instrument binding upon the Company or any Subsidiary of the Company or any license, franchise, permit or other similar authorization held by the Company or any Subsidiary of the Company; or (iv) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary of the Company. "Subsidiary" means with respect to the Company any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by the Company; PROVIDED, that for purposes hereof the term Subsidiary shall also include all Affiliates of the Company which are now Subsidiaries and all predecessors of the Subsidiaries. For purposes of this Agreement, "Affiliate" shall have the meaning set forth in Rule 405 of Regulation C under the Securities Act.

     SECTION 3.06.  CAPITALIZATION.   The authorized capital stock of the
Company consists of 20,000 shares of common stock, par value $1.00 per share, and 3,000 shares of Class A common stock, par value $1.00 per share. As of the date hereof there are outstanding 12,277 shares of common stock, and at the Effective Time there will be outstanding 12,586 shares of the Company's common stock. As of the date here there are, and as of the Effective Time there will be, Company Stock Options to purchase 1,000 shares of Class A common stock, par value $1.00 per share, of the Company outstanding. All outstanding shares of capital stock of the Company have been, and at the Effective Time will be, duly authorized and validly issued and are, and at the Effective Time will be, fully paid and, except as set forth on Schedule
3.06 of the Company Disclosure Schedule, nonassessable. Except as set forth in this Section or in Schedule 3.06 of the Company Disclosure Schedule, there are, and at the Effective Time will be, outstanding: (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as set forth on Schedule 3.06 of the Company Disclosure Schedule, there are, and at the Effective Time will be, no outstanding obligations of the Company or any Subsidiary of the Company, to repurchase, redeem or otherwise acquire any Company Securities or make any material investment in any other Person. Except as set forth on Schedule 3.06 of the Company Disclosure Schedule, the Company has, and at the Effective Time will have, no Subsidiaries or Affiliates (other than any executive officer, director or stockholder of the Company). No Stockholder or other holder of any Company Securities will, as of the Effective Time, be entitled to any preemptive rights, registration rights or similar rights in connection with the transactions contemplated hereby, except as expressly set forth in the Registration Rights Agreement.

     SECTION 3.07. SUBSIDIARIES. (a) Each Subsidiary of the Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

     (b) All of the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, and (ii) options or other rights to acquire from the Company or any Subsidiary, and no other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.

     SECTION 3.08. FINANCIAL STATEMENTS. The audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1997 (the "Balance Sheet"), the audited combined balance sheet of the Company and its Subsidiaries as of December 31, 1996, the audited consolidated income statement and statement of cash flows of the Company and its Subidiaries for the twelve months ended December 31, 1997, and the audited combined income statements and statements of cash flows of the Company and its Subsidiaries for the six months ended December 31, 1996 and the twelve months ended June 30, 1996 and 1995, respectively, which have previously been provided to AirNet, fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Company and its Subsidiaries as of the dates thereof and their results of operations and changes in financial position for the periods then ended. For purposes of this Agreement, "Balance Sheet Date" means December 31, 1997.

     SECTION 3.09. INFORMATION SUPPLIED. The information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the AirNet Proxy Statement (as defined herein) or any amendment or supplement thereto will not, at the time the AirNet Proxy Statement is first mailed to the shareholders of AirNet and at the time such shareholders vote on the issuance of AirNet Common Shares in connection with this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) the Registration Statement (as defined herein) or any amendment or supplement thereto will not, at the time the Registration Statement or any amendment or supplement thereto becomes effective under the 1933 Act and at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any AirNet Disclosure Document (as defined herein) (other than the AirNet Proxy Statement, the Registration Statement and any amendments or supplements to either) will not, at the time of effectiveness of such AirNet Disclosure Document and at the time of any distribution thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.10. ABSENCE OF CERTAIN CHANGES. (a) Since the Balance Sheet Date, except as contemplated by this Agreement and except as otherwise disclosed on Schedule 3.10 of the Company Disclosure Schedule, the Company and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice and there has not been:

                 (i) any event, occurrence or development which has had or
            reasonably could be expected to have, when aggregated with all positive developments and disregarding factors affecting the economy or the courier industry generally, a material adverse effect on the Company and its Subsidiaries, taken as a whole (a "Company Material Adverse Effect");

                (ii) any declaration, setting aside or payment of any
            dividend or other distribution with respect to any shares of capital stock of any of the Company or any Subsidiary of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

               (iii) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

                (iv) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money, other than the endorsement of checks in the ordinary course of business;

                 (v) any creation or assumption by the Company or any
            Subsidiary of any Lien on any asset in excess of $25,000 other than in the ordinary course of business consistent with past practices;

                (vi) other than loans, advances or capital contributions to or investments in the Company or any Subsidiary or otherwise in the ordinary course of business consistent with past practices and other than loans to Stockholders, any making of any loan, advance or capital contribution to or investment in any Person;

               (vii) other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement, any transaction or legally binding commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to their respective assets or business (including the acquisition or disposition of assets in excess of $25,000) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole;

               (viii) any change in any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a concurrent change in generally accepted accounting principles; or

               (ix) any (A) grant of any severance or termination pay to any director, officer, employee or agent of the Company or any Subsidiary of the Company in excess of $25,000, (B) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee or agent of the Company or any Subsidiary of the Company, (C) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (D) increase in compensation, bonus or other benefits payable to directors, officers, employees or agents of the Company or its Subsidiaries, other than in the ordinary course of business consistent with past practice or, in the case of employment agreements, as contemplated by
          Section 8.02(d).

     (b) Since the Balance Sheet Date, none of the officers or other key employees of the Company or any Subsidiary has indicated to the Company that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year after the Effective Time.

     (c) Set forth on Schedule 3.10(c) of the Company Disclosure Schedule is a true and complete list as of the date hereof of the top ten customers of the Company's services. Since the Balance Sheet Date, none of such customers has ceased using, or materially diminished its use of, the Company's services nor have any of such customers indicated to the Company that it intends to cease using, or materially diminish its use of, the Company's services as a result of the transactions contemplated by this Agreement or otherwise within one year after the Effective Time.

     SECTION 3.11. NO UNDISCLOSED LIABILITIES. As of the Balance Sheet Date, there were no liabilities of the Company or any Subsidiary due or to become due, which, in accordance with generally accepted accounting principles, should have been reflected or shown in the Balance Sheet, that were not so reflected or shown therein. Except as set forth on Schedule 3.11 to the Company Disclosure Schedule, there have been no liabilities incurred by the Company, except for liabilities (a) incurred in the ordinary course of business consistent with past practices that would not, individually or in the aggregate, have a Company Material Adverse Effect and (b) incurred outside the ordinary course of business that do not exceed $25,000 individually or $100,000 in the aggregate.

     SECTION 3.12. LITIGATION. Except as set forth on Schedule 3.12 of the Company Disclosure Schedule, as of the date hereof, there is no claim, action, suit, investigation or proceeding pending against or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, would reasonably be likely to result in an uninsured liability in excess of $25,000 or impair the ability of the Company to consummate the Merger and the transactions contemplated by this Agreement.

     SECTION 3.13. TAXES. Except as set forth on Schedule 3.13 of the Company Disclosure Schedule, the Company and each of its Subsidiaries have timely filed all returns, statements, reports and forms (the "Tax Returns") with respect to all federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, AD VALOREM, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupation, license, lease, environmental, customs, duties, property, windfall profits and all other taxes (including any interest, penalties or additions to tax with respect thereto, individually, a "Tax" and, collectively, "Taxes") required to be filed with the appropriate tax authority through the date hereof, and shall timely file all such Tax Returns required to be filed on or before the Effective Time. To the knowledge of the Company, such Tax Returns are and will be true, correct and complete in all material respects. The Company and its Subsidiaries have paid and discharged all Taxes due from them, other than such Taxes that are adequately reserved as shown on the Balance Sheet or that have accrued, or will accrue, in the ordinary course of business from the Balance Sheet Date through the Effective Time. Neither the Internal Revenue Service nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of the Company, is threatening to assert against the Company or any Subsidiary of the Company any deficiency or claim for additional Taxes in excess of $25,000. There are no unexpired waivers by the Company or any of its Subsidiaries of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the Balance Sheet are adequate for the periods covered. The Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all Taxes required by law to be withheld or collected. There are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries, other than Liens for current Taxes not yet due and payable. Neither the Company nor any of its Subsidiaries has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Sterling, Inc. is not a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code. The Company, and each of its Subsidiaries, other than Sterling, Inc., is, and at all times during its existence has been, an S corporation and/or a qualified subchapter S subsidiary within the meaning of Section 1361(a)(1) or Section 1361(b)(3)(B) of the Code (or the corresponding provisions of preceding law) and is not subject to the tax imposed on certain built-in gains under Section 1374 of the Code. Sterling, Inc. has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation.

     SECTION 3.14.  ERISA.  (a) Schedule 3.14(a) of the Company Disclosure
Schedule includes a list identifying each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate and covers any employee or former employee of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates or under which the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has any liability.

Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to AirNet together with (x) the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (y) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans". For purposes of this Section, "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code. The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA (the "Pension Plans") are identified as such in the list referred to above. The Company has provided AirNet with complete age, salary, service and related data as of December 31, 1997 for employees and former employees of the Company, any of its Subsidiaries and any ERISA Affiliate covered under the Pension Plans.

     (b)  No Employee Plan constitutes a "multiemployer plan", as defined in
Section 3(37) of ERISA (a "Multiemployer Plan"), and no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. None of the Employee Plans is subject to Title IV of ERISA or Section 412 of the Code. To the Company's knowledge, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any of its Subsidiaries or any officer or director of the Company or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any tax pursuant to
Section 4975 of the Code in excess of $25,000.

     (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS applicable to all period from the inception of such Employee Plan, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to AirNet copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan. Without limiting the generality of the preceding sentence, each Employee Plan which is a "group health plan," as defined in Section 5000(b)(1) of the Code, has been administered in compliance with the provisions of Section 4980B of the Code and Part 6 of Title I of ERISA.

     (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company, any of its Subsidiaries or any Affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(a)(1) of the Code.

     (e) Schedule 3.14(e) of the Company Disclosure Schedule sets forth a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company, its Subsidiaries or any of their respective Affiliates and (iii) covers any employee or former employee of the Company, its Subsidiaries or any of their respective Affiliates. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to AirNet are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

     (f) Neither the Company nor any of its Subsidiaries maintains or contributes to any Employee Plan or Benefit Arrangement which provides or has any liability to provide retirement health or medical benefits to any employee or former employee of the Company or any of its Subsidiaries. No condition exists that would prevent the Company, any of its Subsidiaries or any of their respective Affiliates from amending or terminating any Employee Plan or Benefit Arrangement providing health or medical benefits, including post-retirement health and medical benefits, in respect of any active employee or former employee of the Company, or its Subsidiaries other than limitations imposed under the terms of a collective bargaining agreement.

     (g) Except as set forth on Schedule 3.14(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or subject to any union contract or any employment contract or arrangement providing for annual future compensation of $50,000 or more with any officer, consultant, director or employee. There are no labor unions voluntarily recognized or certified to represent any bargaining unit of employees at the Company or any of its Subsidiaries. No work stoppage, labor strike or slowdown against the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries is involved in or, to the knowledge of the Company, threatened with any labor dispute or grievance. To the knowledge of the Company, there is no organizing effort or representation question at issue with respect to any employee of the Company or any of its Subsidiaries. No collective bargaining agreement to which the Company or any of its Subsidiaries is or may be a party is currently under negotiation or renegotiation and no existing collective bargaining agreement is due for expiration, renewal or renegotiation within the one year period after the date hereof.

     SECTION 3.15. TRADEMARKS, PATENTS AND COPYRIGHTS. (a) Schedule 3.15(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of (i) all patents, patent rights, trademarks, trademark rights, trade names, registered copyrights, service marks, material trade secrets, applications for trademarks and for service marks, material know-how and other material proprietary rights and information used or held for use in connection with the business of the Company or its Subsidiaries as currently conducted (collectively, "Intellectual Property Rights") and (ii) all licenses, commitments and other agreements to which the Company or any Subsidiary of the Company is a party providing for the license of any Intellectual Property Rights to or from any other Person.

     (b) Except as set forth on Schedule 3.15(b) of the Company Disclosure Schedule, the Company and its Subsidiaries own or possess adequate licenses or other rights to use all of the

Intellectual Property Rights; to the knowledge of the Company there are no Intellectual Property Rights necessary for use in connection with the business of the Company or its Subsidiaries as currently conducted which are not owned or possessed by the Company or its Subsidiaries; and the Company is not aware of any assertion or claim challenging the validity of any of the Intellectual Property Rights; and the conduct of the business of the Company and its Subsidiaries as currently conducted or as heretofore conducted by the Company or any of the Subsidiaries of the Company, to the knowledge of the Company, does not conflict in any material way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party. To the knowledge of the Company, there are no material infringements of any proprietary rights owned by or licensed by or to the Company or any of the Subsidiaries of the Company.

     SECTION 3.16. MATERIAL CONTRACTS. (a) Except for agreements, contracts, plans, leases, arrangements or commitments (in each case, oral or written) set forth on Schedule 3.16(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or subject to:

                 (a) any lease providing for annual rental payments of $25,000 or more;

                 (b) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company or any Subsidiary of $25,000 or more;

                 (c) any sales, distribution or other similar agreement providing for the sale by the Company or any Subsidiary of materials, supplies, goods, services, equipment or other assets that provides for annual payments to the Company or any Subsidiary of $50,000 or more;

                 (d) any partnership, joint venture or other similar contract arrangement or agreement;

                 (e) any contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $25,000;

                 (f) any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by the Company or any of its Subsidiaries requiring annual payments by, or providing annual revenues to, the Company of $25,000 or more;

                 (g) any agency, dealer, sales representative or other similar agreement requiring annual payments by, or providing annual revenues to, the Company of $25,000 or more;

                 (h) any contract or legally binding commitment that substantially limits the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any area or which would so restrict the Company or any of its Subsidiaries after the Effective Time; or

                 (i) any other contract or legally binding commitment not made in the ordinary course of business that involves annual expenditures by, or revenues to, to the Company or any of its Subsidiaries in excess of $25,000.

     (b) Each agreement, contract, lease, arrangement and commitment disclosed on Schedule 3.16(b) of the Company Disclosure Schedule or required to be disclosed pursuant to this Section is a valid and binding agreement of the Company or its Subsidiaries and, to the knowledge of the Company, is in full force and effect, and neither the Company and its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease arrangement or commitment.

     SECTION 3.17. COMPLIANCE WITH LAWS. The Company and each of its Subsidiaries and Affiliates is in compliance with the applicable provisions of all laws, rules, statutes, ordinances or regulations that are applicable to the Company or such Subsidiary or Affiliate, including, but not limited to the False Claims Act, the Lanham Act, the Private Express Statutes and the rules and regulations of the United Stated Postal Service. Neither the Company nor any Subsidiary or Affiliate of the Company has received any written communication since December 31, 1992, from a governmental body, agency, official or authority that alleges that the Company or any Subsidiary or Affiliate of the Company is not in compliance with any law, statute, ordinance or regulation, other than communications from the United States Postal Service which are described in reasonable detail on Schedule 3.17 of the Company Disclosure Schedule.

     SECTION 3.18. FINDERS' FEES. No investment banker, broker, finder or other intermediary (other than Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ")) has been retained by, or authorized to act on behalf of, any Stockholder, the Company or any of its Subsidiaries and entitled to any fee or commission in connection with the Merger or the transactions contemplated by this Agreement. The Company has previously furnished to AirNet a complete and correct copy of all agreements between DLJ and the Company (or any Stockholder) pursuant to which such firm would be entitled to any payment relating to the Merger or the transactions contemplated by this Agreement.

     SECTION 3.19. POOLING; TAX TREATMENT. (a) The Company intends that the Merger be accounted for under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants (APB No. 16), as amended by Statements of the Financial Accounting Standards Board, and the related interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC.

     (b) Neither the Company nor any of its Subsidiaries has knowingly taken or agreed to take any action that would prevent the Merger from qualifying (i) for "pooling of interests" accounting treatment as described in (a) above or (ii) as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 3.20. OTHER INFORMATION. (a) The statements contained in the documents and certificates furnished or to be furnished by the Company, any Subsidiary or the Stockholders in connection with satisfying the conditions to closing set forth in this Agreement, when considered in their entirety, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

     (b) To the Company's knowledge, the financial projections relating to the Company and its Subsidiaries for the twelve months ended December 31, 1998, which were delivered to AirNet on January 13, 1998, and which are included in Schedule 3.20(b)(i) of the Company Disclosure Schedule (the "Financial Projections"), when they were delivered, constituted the Company's best estimate of the information purported to be shown therein, and, since such date, with respect only to the projected revenues and income from operations in such Financial Projections (and disregarding factors affecting the economy or the courier industry generally), except as set forth on
Schedule 3.20(b)(ii), nothing has come to the attention of the Company to cause the Company to believe that such projections are incorrect or misleading in any material respect. Notwithstanding the foregoing, the Company makes no representation or warranty that the financial results set forth in the Financial Projections will be achieved by the Company, and AirNet acknowledges and agrees that actual results may differ and could differ materially from the information set forth in the Financial Projections.

     SECTION 3.21.  ENVIRONMENTAL COMPLIANCE.  Except as set forth on
Schedule 3.21 of the Company Disclosure Schedule:

     (a) No written notice, notification, demand, request for information, citation, summons, complaint or order has been issued or filed, no penalty has been assessed and no investigation or review is pending, or to the knowledge of the Company, threatened by any governmental or other entity, (i) with respect to any alleged material violation of any law, ordinance, rule, regulation or order of any governmental entity in connection with the conduct by the Company or its Subsidiaries of their respective businesses and relating to a Hazardous Substance (as hereinafter defined) or (ii) with respect to any alleged failure by the Company or any of it Subsidiaries to have any permit, certificate, license, approval, registration or authorization required in connection with the conduct of the business of the Company or its Subsidiaries relating to a Hazardous Substance or (iii) with respect to any generation, treatment, storage, recycling, transportation, disposal or release (including a release as defined in 42 USC Section 9601) ("Release") by the Company or any of its Subsidiaries of any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons ("Hazardous Substance") used in connection with the business of the Company or its Subsidiaries.

     (b)(i) Neither the Company nor any of its Subsidiaries has, other than as a generator, handled any Hazardous Substance, on any property now or previously owned or leased by the

Company or any of its Subsidiaries; (ii) no asbestos is present at any property now or previously owned or leased by the Company or any of its Subsidiaries; (iii) there are no underground storage tanks currently in use or, to the knowledge of the Company, abandoned by the Company or any of its Subsidiaries, at any property now or previously owned or leased by the Company or any of its Subsidiaries which have been used to store or have contained a Hazardous Substance, (iv) there has been no Release of a Hazardous Substance with respect to which the Company or any of its Subsidiaries may reasonably be required to perform investigation or remediation, other than routine spills and leaks which are addressed in the ordinary course of business, at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries and (v) no Hazardous Substance is present in a reportable or threshold planning quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Company or any of its Subsidiaries; PROVIDED, that with respect to any property previously owned or leased by the Company or any of its Subsidiaries, the representations and warranties contained in this Section 3.21(b) shall apply only to the extent that the Company or any of its Subsidiaries would be responsible or liable, by contract or by law existing as of the date hereof, for the environmental condition of any such property.

     (c) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing on the nationwide priorities list established under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or on any similar state list.

     (d) To the knowledge of the Company, no oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Company or any of its Subsidiaries, and no property now or previously owned or leased by the Company or any of its Subsidiaries is listed, or to the knowledge of the Company, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA.

     (e) There are no environmental Liens on any asset of the Company or any of its Subsidiaries and no government actions have been taken or, to the knowledge of the Company, are in process which could subject any of such assets to such Liens.

     (f) Except to the extent set forth on Schedule 3.21(f) of the Company Disclosure Schedule, there have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company in relation to any property or facility now or previously owned or leased by the Company or any of its Subsidiaries. The parties acknowledge and agree that the delivery of any such environmental investigation, study, audit, test, review or analysis shall not relieve the Company or the Shareholders of their obligations hereunder with respect to the representations and warranties of the Company pursuant to this
Section 3.21.

     (g)    Anything in this Agreement to the contrary notwithstanding,
Section 3.21 shall constitute the exclusive representation of the Company with respect to environmental matters.

     SECTION 3.22.  INTERCOMPANY ARRANGEMENTS. Except as set forth on
Schedule 3.22 of the Company Disclosure Schedule, neither the Company nor any Subsidiary owns any note, bond, debenture or other indebtedness, or is otherwise a creditor, of a Stockholder or any Affiliate of the Company. Except as set forth in Schedule 3.22 of the Company Disclosure Schedule, since the Balance Sheet Date there has not been any payment by the Company or any Subsidiary to any Stockholder or any Affiliate of the Company, charge by any Stockholder or any of Affiliate of the Company to the Company or any Subsidiary or other transaction between the Company or any Subsidiary and any Stockholder or any Affiliate of the Company.

     SECTION 3.23. SATISFACTION OF CERTAIN CONDITIONS. As of the date hereof, the Company knows of no reason why the opinion referred to in Section 8.03(h) hereof cannot be given at the time provided in such sections.

     SECTION 3.24. REPRESENTATIONS. The representations and warranties of the Company contained in this Agreement, disregarding (other than with respect to Section 3.10(a)(i) hereof) all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, are true and correct with only such exceptions as would not in the aggregate reasonably be expected to have a Company Material Adverse Effect.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                        OF AIRNET AND MERGER SUBSIDIARY

     AirNet and Merger Subsidiary, jointly and severally, represent and warrant to the Company and the Stockholders that:

     SECTION 4.01. CORPORATE EXISTENCE AND POWER. Each of AirNet and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted. Each of AirNet and Merger Subsidiary is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification or licensing necessary. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

     SECTION 4.02. ORGANIZATIONAL DOCUMENTS. AirNet has heretofore delivered to the Company true and complete copies of the articles of incorporation and code of regulations of AirNet and Merger Subsidiary, in each case as currently in effect. Neither AirNet nor Merger Subsidiary is in violation of any provision of its articles of incorporation or code of regulations.

     SECTION 4.03. CORPORATE AUTHORIZATION. The execution, delivery and performance by AirNet and Merger Subsidiary of this Agreement and the consummation by AirNet and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of each of

AirNet and Merger Subsidiary and have been duly authorized, including, but not limited to, for purposes of Chapter 1704 of Ohio Law, by all necessary corporate action (other than the required approval by AirNet's shareholders of the matters set forth in Sections 8.01(b) (the "AirNet Shareholder Consent")). This Agreement constitutes a valid and binding agreement of AirNet and Merger Subsidiary.

     SECTION 4.04. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by AirNet and Merger Subsidiary of this Agreement and the consummation by AirNet and Merger Subsidiary of the transactions contemplated by the Agreement require no consent, approval, authorization or permit of, or filing with or notification to any governmental or regulatory authority, except for (i) the filing of a certificate of merger and/or other appropriate merger documents in accordance with New York Law and Ohio Law, (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the Securities Act, state securities or "blue sky" laws and state takeover laws; and (iv) compliance with any applicable requirements of the Exchange Act.

     SECTION 4.05. NON-CONTRAVENTION. The execution, delivery and performance by AirNet and Merger Subsidiary of this Agreement and the consummation by AirNet and Merger Subsidiary of the transactions contemplated hereby, assuming receipt of the AirNet Shareholder Consent, do not and will not (i) contravene or conflict with the articles of incorporation or code of regulations of AirNet or Merger Subsidiary; (ii) assuming compliance with the matters referred to in Section 4.04, contravene or conflict with or constitute a violation of any provision of law, rule, regulation, judgment, injunction, order or decree binding upon AirNet, any Subsidiary of AirNet or Merger Subsidiary; (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of AirNet, any Subsidiary of AirNet or Merger Subsidiary or to a loss of any benefit to which AirNet, any Subsidiary of AirNet or Merger Subsidiary is entitled under any material agreement, contract or other instrument binding upon AirNet, any Subsidiary of AirNet or Merger Subsidiary; or (iv) result in the creation or imposition of any Lien on any asset of AirNet, any Subsidiary of AirNet or Merger Subsidiary. "Subsidiary," with respect to AirNet, means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by AirNet.

     SECTION 4.06. CAPITALIZATION. (a) As of the date hereof, the authorized capital stock of AirNet consists of 40,000,000 AirNet Common Shares and 10,000,000 preferred shares, $.01 par value (the "AirNet Preferred Shares"). As of December 31, 1997, there were outstanding 12,489,830 AirNet Common Shares, 263,570 AirNet Common Shares held in treasury, employee stock options to purchase an aggregate of 651,095 AirNet Common Shares (of which options to purchase an aggregate of 587,145 shares were exercisable) and no AirNet Preferred Shares outstanding. All of the outstanding AirNet Common Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section and except for changes since December 31, 1997, resulting from the exercise of employee stock options outstanding on such date, there are outstanding: (i) no shares of capital stock or other voting securities of AirNet, (ii) no securities of AirNet convertible into or exchangeable for shares of capital stock or voting securities of AirNet, and
(iii) no options or other rights to acquire from

AirNet, and no obligation of AirNet to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of AirNet (the items in clauses (i), (ii) and (iii) being referred to collectively as the "AirNet Securities"). There are no outstanding obligations of AirNet or any of its Subsidiaries to repurchase, redeem or otherwise acquire any AirNet Securities or, except as contemplated hereby, to register any AirNet Securities for sale pursuant to the Securities Act.

     (b) The authorized capital stock of Merger Subsidiary consists of 100 common shares, without par value. As of the date hereof, there are outstanding 100 common shares. All of the outstanding common shares of Merger Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section, there are outstanding (i) no shares of capital stock or other voting securities of Merger Subsidiary, (ii) no securities of Merger Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of Merger Subsidiary, and (iii) no options or other rights to acquire from Merger Subsidiary, and no obligation of Merger Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Subsidiary.

     (c) The Merger Consideration, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

     SECTION 4.07. SEC FILINGS; AIRNET DISCLOSURE DOCUMENTS; FINANCIAL STATEMENTS. (a) AirNet has filed all forms, reports and documents required to be filed by it with the SEC since May 31, 1996, and has heretofore made available to the Company and the Stockholders, in the form filed with the SEC (excluding any exhibits thereto, unless otherwise specifically requested by the Company or the Stockholders), (i) its Annual Report on Form 10-K for the fiscal year ended September 30, 1996; (ii) its Annual Report on Form 10-K for the twelve months ended December 31, 1997 (the "AirNet 1997 Form 10-K");
(iii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1996, and March 31, June 30 and September 30, 1997; (iv) all proxy statements relating to meetings of AirNet's shareholders (whether annual or special) held since May 31, 1996; and (v) all other reports, statements, schedules and registration statements filed with the SEC since May 31, 1996 (the forms, reports and other documents referred to in clauses
(i) through (v), together with the Registration Statement and AirNet Proxy Statement, being referred to herein, collectively, as the "AirNet Disclosure Documents"). The AirNet Disclosure Documents and any other forms, reports or other documents filed by AirNet with the SEC after the date of this Agreement but prior to the Effective Time, (x) were prepared, or will be prepared, in accordance with the Securities Act or the Exchange Act, as the case may be, and complied, or will comply, in all material respects with the rules and regulations thereunder and (y) did not at the time they were filed, or will not at the time they are filed, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to AirNet by the Company or any Stockholder.

     (b) Each of the consolidated financial statements (including any notes thereto) contained in the AirNet 1997 Form 10-K was prepared in accordance with generally accepted accounting principles and fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of AirNet and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

     SECTION 4.08. INFORMATION SUPPLIED. The information supplied or to be supplied by AirNet for inclusion or incorporation by reference in the Company Proxy Statement or any amendment or supplement thereto will not, at the time the Company Proxy Statement is first mailed to the Stockholders and at the time such Stockholders vote on the approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.09. POOLING; TAX TREATMENT. (a) AirNet intends that the Merger be accounted for under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants (APB No. 16), as amended by Statements of the Financial Accounting Standards Board, and the related interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC.

     (b) Neither AirNet nor any of its Subsidiaries has knowingly taken or agreed to take any action that would prevent the Merger from qualifying (i) for "pooling of interests" accounting treatment as described in (a) above or
(ii) as a reorganization within the meaning of Section 368(a) of the Code; PROVIDED, that in connection with the foregoing, AirNet has rescinded its 1997 Stock Repurchase Program prior to the date hereof.

     SECTION 4.10. FINDERS' FEES. No investment banker, broker, finder or other intermediary (other than SBC Warburg Dillon Read Inc. ("SBCWDR")) has been retained by, or authorized to act on behalf of, AirNet and entitled to any fee or commission in connection with the Merger or the transactions contemplated by this Agreement.

     SECTION 4.11. COMPLIANCE WITH LAWS. To the knowledge of AirNet, except to the extent disclosed in the AirNet 1997 Form 10-K, AirNet and each of its Subsidiaries and Affiliates is in compliance with the applicable provisions of all laws, rules, statutes, ordinances or regulations that are applicable to AirNet or such Subsidiary or Affiliate. Neither AirNet nor any Subsidiary or Affiliate of the Company has received any written communication since December 31, 1992, from a governmental body, agency, official or authority that alleges that the Company or any Subsidiary or Affiliate of the Company is not in compliance with any law, statute, ordinance or regulation.

     SECTION 4.12. ENVIRONMENTAL COMPLIANCE. To the knowledge of AirNet, except to the extent disclosed in the AirNet 1997 Form 10-K:

     (a) No written notice, notification, demand, request for information, citation, summons, complaint or order has been issued or filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity, (i) with respect to any alleged material violation of any law, ordinance, rule, regulation or order of any governmental entity in connection with the conduct by AirNet or its Subsidiaries of their respective businesses and relating to a Hazardous Substance or (ii) with respect to any alleged failure by AirNet or any of it Subsidiaries to have any permit, certificate, license, approval, registration or authorization required in connection with the conduct of the business of AirNet or its Subsidiaries relating to a Hazardous Substance or (iii) with respect to any generation, treatment, storage, recycling, transportation, disposal or Release by AirNet or any of its Subsidiaries of any Hazardous Substance used in connection with the business of AirNet or its Subsidiaries.

     (b)(i) Neither AirNet nor any of its Subsidiaries has, other than as a generator, handled any Hazardous Substance, on any property now or previously owned or leased by AirNet or any of its Subsidiaries; (ii) no asbestos is present at any property now or previously owned or leased by AirNet or any of its Subsidiaries; (iii) there are no underground storage tanks currently in use or abandoned by AirNet or any of its Subsidiaries, at any property now or previously owned or leased by AirNet or any of its Subsidiaries which have been used to store or have contained a Hazardous Substance, (iv) there has been no Release of a Hazardous Substance with respect to which AirNet or any of its Subsidiaries may reasonably be required to perform investigation or remediation, other than routine spills and leaks which are addressed in the ordinary course of business, at, on or under any property now or previously owned or leased by AirNet or any of its Subsidiaries and (v) no Hazardous Substance is present in a reportable or threshold planning quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by AirNet or any of its Subsidiaries; PROVIDED, that with respect to any property previously owned or leased by AirNet or any of its Subsidiaries, the representations and warranties contained in this Section 4.12(b) shall apply only to the extent that AirNet or any of its Subsidiaries would be responsible or liable, by contract or by law existing as of the date hereof, for the environmental condition of any such property.

     (c) Neither AirNet nor any of its Subsidiaries has transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing on the nationwide priorities list established under CERCLA or on any similar state list.

     (d) No oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Company or any of its Subsidiaries, and no property now or previously owned or leased by AirNet or any of its Subsidiaries is listed, or proposed for listing, on the National Priorities List promulgated pursuant to CERCLA.

     (e) There are no environmental Liens on any asset of AirNet or any of its Subsidiaries and no government actions have been taken or are in process which could subject any of such assets to such Liens.

     (f) Except to the extent previously provided to the Company, there have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of AirNet in relation to any property or facility now or previously owned or leased by AirNet or any of its Subsidiaries.

     (g)    Anything in this Agreement to the contrary notwithstanding,
Section 4.12 shall constitute the exclusive representation of AirNet with respect to environmental matters.

     SECTION 4.13. TRADEMARKS, PATENTS AND COPYRIGHTS. To the knowledge of AirNet, except to the extent disclosed in the AirNet 1997 Form 10-K:

     (a) AirNet has previously provided the Company a true and complete list, as of the date hereof, of (i) all Intellectual Property Rights of AirNet and its Subsidiaries (the "AirNet Intellectual Property Rights") and
(ii) all licenses, commitments and other agreements to which AirNet or any Subsidiary of AirNet is a party providing for the license of any AirNet Intellectual Property Rights to or from any other Person.

     (b) AirNet and its Subsidiaries own or possess adequate licenses or other rights to use all of their respective AirNet Intellectual Property Rights; there are no AirNet Intellectual Property Rights necessary for use in connection with the business of AirNet or its Subsidiaries as currently conducted which are not owned or possessed by AirNet or its Subsidiaries; and AirNet is not aware of any assertion or claim challenging the validity of any of the AirNet Intellectual Property Rights; and the conduct of the business of AirNet or its Subsidiaries as currently conducted or as heretofore conducted by AirNet or any of the Subsidiaries of AirNet does not conflict in any material way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party. There are no material infringements of any proprietary rights owned by or licensed by or to AirNet or any of the Subsidiaries of AirNet.

     SECTION 4.14. ABSENCE OF CERTAIN CHANGES. Except (i) as disclosed in the AirNet 1997 Form 10-K and (ii) as disclosed in any publicly available reports filed by AirNet with the SEC pursuant to the provisions of applicable securities laws since the filing of the AirNet Form 10-K and furnished or made available to the Company on or before the date hereof, there has been no event, occurrence or development which has had, or reasonably could be expected to have, when aggregated with all positive developments, a material adverse effect on AirNet and its Subsidiaries, taken as a whole (an "AirNet Material Adverse Effect").

     SECTION 4.15. SATISFACTION OF CERTAIN CONDITIONS. As of the date hereof, AirNet knows of no reason why the opinions referred to in Section 8.02(h) hereof and in Section 8.02(i) hereof cannot be given at the time provided in such sections.

     SECTION 4.16. REPRESENTATIONS. The representations and warranties of AirNet contained in this Agreement, disregarding (other than with respect to Section 4.14 hereof) all qualifications and exceptions contained therein relating to materiality or AirNet Material Adverse

Effect, are true and correct with only such exceptions as would not in the aggregate reasonably be expected to have an AirNet Material Adverse Effect.


                                     ARTICLE V

                              COVENANTS OF THE COMPANY

     The Company and, solely to the extent set forth in Sections 5.03 and 5.05, each Stockholder, severally and not jointly, agrees that:

     SECTION 5.01. CONDUCT OF THE BUSINESS OF THE COMPANY. From the date hereof until the Effective Time unless AirNet shall otherwise have consented in writing, which consent shall not be unreasonably withheld or delayed, the Company shall, and shall cause its Subsidiaries to, conduct their business in the ordinary course consistent with past practice and shall use their reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated or required by this Agreement or set forth on Schedule 5.01 of the Company Disclosure Schedule, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, do, or agree to do, any of the following without the prior written consent of AirNet, which shall not be unreasonably delayed or withheld:

                 (a) adopt or propose any change in its certificate of
            incorporation or bylaws or equivalent organizational documents;

                 (b) merge or consolidate with any other Person or acquire the business or assets of any other Person for a purchase price in excess of $100,000;

                 (c) lease, license or otherwise dispose of any assets or
            property (excluding inventory, cash and cash equivalents) in excess of $25,000 except (i) pursuant to existing contracts or commitments or (ii) in the ordinary course consistent with past practice in an aggregate amount not to exceed $100,000;

                 (d) except to the extent contemplated by this Agreement,
            declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of their capital stock;

                 (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of their capital stock;

                 (f) increase the compensation payable or to become payable to the Company's or any of its Subsidiaries' executive officers, directors or employees, except for increases in the ordinary course of business consistent with past practice, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director or executive officer, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee;

                 (g) pay compensation to Robert Mitzman, Karl Daigle, Glenn
            Smoak and Dominique Brown in excess of an annualized rate of $720,000 in the aggregate;

                 (h) create or assume any Lien on any asset having a value in excess of $25,000 other than in the ordinary course consistent with past practices;

                 (i) issue, deliver or sell, or authorize or propose to issue, deliver or sell, any Company Securities, any Company Subsidiary Securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any Company Securities or Company Subsidiary Securities other than pursuant to the exercise of a Company Stock Option;

                 (j) incur or assume any indebtedness in excess of $25,000 from any third party for borrowed money or guarantee any such indebtedness (other than the endorsement of checks in the ordinary course of business);

                 (k) make any loans, advances or capital contributions to, or investments in, any other Person except for (i) loans, advances or capital contributions to or investments in Subsidiaries of the Company, (ii) loans or advances to employees in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $25,000, (iii) loans to Stockholders to the extent permitted by Section 5.05(d) or (iv) investments in securities consistent with past practices;

                 (l) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any Subsidiary of the Company, or any plan of division or share exchange involving the Company or any of its Subsidiaries;

                 (m) change any method of accounting or any accounting principle or practice used by the Company or any Subsidiary of the Company, except for any such change required by reason of a change in generally accepted accounting principles or Regulation S-X;

                 (n) terminate the Company's status as an S corporation within the meaning of Section 1361(a)(1) of the Code at any time prior to the Effective Time;

                 (o) legally bind the Company or any Subsidiary to do any of the foregoing; or

                 (p) take or agree or commit to take any action to willfully make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time.

     SECTION 5.02. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) From the date hereof until the Effective Time, the Company shall afford AirNet, its officers, directors, employees, counsel, financial advisors, auditors and other authorized representatives (the "AirNet Representatives") reasonable access to the offices, properties, books and records of the Company and its Subsidiaries, will furnish to AirNet and the AirNet Representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's and its Subsidiaries' employees, counsel and financial advisors to cooperate with AirNet in its investigation of the business of the Company; PROVIDED that no investigation pursuant to this Section shall affect any representation or warranty given by the Company and the Stockholders to AirNet and Merger Subsidiary hereunder.

     (b) All information obtained by AirNet pursuant to this Section shall be kept confidential in accordance with the confidentiality agreement dated as of December 24, 1997, between AirNet and the Company.

     SECTION 5.03. OTHER OFFERS. From the date hereof until the later of the termination of this Agreement and the Effective Time, none of the Company, any Subsidiary or Affiliate of the Company, the Stockholders or any officer, director, employee or other agent of the Company or any of its Subsidiaries will, directly or indirectly, (i) take any action to solicit, initiate or encourage any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any Subsidiary of the Company (a "Company Acquisition Proposal"), other than the transactions contemplated by this Agreement, or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any Subsidiary of the Company or afford access to the properties, books or records of the Company or any Subsidiary of the Company to, any Person that the Company believes may be considering making, or has made, a Company Acquisition Proposal. The Company will promptly notify AirNet upon receipt of any Company Acquisition Proposal or any indication that any Person is considering making a Company Acquisition Proposal or any request for nonpublic information relating to the Company or any Subsidiary of the Company or for access to the properties, books or records of the Company or any Subsidiary of the Company by any Person that may be considering making, or has made, a Company Acquisition Proposal and will keep AirNet fully informed of the status and details of any such Company Acquisition Proposal, indication or request.

     SECTION 5.04. NOTICES OF CERTAIN EVENTS. The Company shall promptly notify AirNet:

                 (a) of any notice or other communication from any Person
            alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                 (b) of any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                 (c) upon learning of (x) any representation or warranty
            contained in this Agreement becoming untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement failing to be complied with or satisfied in all material respects when such compliance or satisfaction is due;

PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to AirNet.

     SECTION 5.05.  STOCKHOLDER ACTIONS.  (a)     Each Stockholder has voted
all shares of voting capital stock of the Company held or controlled by such Stockholder in favor of the approval and adoption of this Agreement and the Merger and has waived any and all rights now or hereafter available to such Stockholder under New York Law to demand appraisal with respect to any shares of capital stock of the Company in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement.

     (b) From the date of this Agreement until the Effective Time, each Stockholder shall not sell any shares of capital stock of the Company or otherwise transfer any voting rights with respect thereto and shall not, other than as a director of the Company, make, or in any way participate, directly or indirectly, in any "solicitation" of proxies (as such terms are used in the proxy rules under the Exchange Act) or seek to advise or influence any person or entity to vote against approval and adoption of this Agreement, the Merger or the other transactions contemplated by this Agreement.

     (c) Following the Effective Time, each Stockholder agrees not to make any sale, transfer or other disposition of any AirNet Common Shares unless
(i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Section 4(1) of or Rules 144 or 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to AirNet, or under a "no-action" letter obtained by such Stockholder from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act; PROVIDED, that in no event will such Stockholder sell, transfer or otherwise dispose of any shares of capital stock of the Company or any AirNet Common Shares (whether or not acquired by such Stockholder in the Merger) during the period commencing 30 days prior to the Effective Time and ending at such time as AirNet publishes financial results covering at least 30 days of combined operations of AirNet and the Surviving Corporation after the Merger.

     (d) Each Stockholder who has borrowed money from the Company and/or who borrows money from the Company between the date hereof and the Effective Time (each, a "Stockholder Loan") agrees that such Stockholder Loan shall (i) be reflected in a full recourse note executed by such Stockholder, (ii) bear interest at the minimum prescribed rate under the regulations of the IRS necessary to avoid imputed interest and (iii) be due and payable in full on December 31, 1998; PROVIDED, that if the Effective Time occurs after August 31, 1998 but on or prior to November 30, 1998, such Stockholder Loans shall be due and payable in full on March 31, 1999, and if the Effective Time occurs after November 30, 1998, such Stockholder Loans shall be due and payable in full three months after the Effective Time.

     SECTION 5.06. TERMINATION OF DULLES AIRPORT LEASE. The Company shall negotiate with, and obtain from, Glenn Smoak an amendment to the Lease dated as of September 5, 1997, between a Subsidiary of the Company and Glenn and Rita L. Smoak relating to the property located at 847 Station Street, Herndon, Virginia, and providing for early termination of such lease on terms which are at no cost to AirNet, the Company or their respective Subsidiaries to AirNet (the "Lease Amendment").

                                     ARTICLE VI

                     COVENANTS OF AIRNET AND MERGER SUBSIDIARY

     AirNet and Merger Subsidiary, jointly and severally, and, solely for purposes of Section 6.05(c), Gerald G. Mercer, agree that:

     SECTION 6.01. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) From the date hereof until the Effective Time, AirNet shall afford the Company, its officers, directors, employees, counsel, financial advisors, auditors and other authorized representatives (the "Company Representatives") reasonable access to the offices, properties, books and records of AirNet, its Subsidiaries and Merger Subsidiary, will furnish to the Company and the Company Representatives such financial and operating data and other information as such Persons may reasonably request and will instruct AirNet's and its Subsidiaries' employees, counsel and financial advisors to cooperate with the Company in its investigation of the business of AirNet and its Subsidiaries; PROVIDED that no investigation pursuant to this Section shall affect any representation or warranty given by AirNet and Merger Subsidiary to the Company and the Stockholders hereunder.

     (b) All information obtained by the Company pursuant to this Section shall be kept confidential in accordance with the confidentiality agreement dated as of December 24, 1997, between AirNet and the Company.

     SECTION 6.02. OBLIGATIONS OF MERGER SUBSIDIARY. AirNet will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 6.03. OTHER OFFERS. From the date hereof until the later of the termination of this Agreement and the Effective Time, none of AirNet, any Subsidiary of AirNet or Affiliate of AirNet or any officer, director, employee or other agent of AirNet or any of its Subsidiaries will, subject to the fiduciary duties of AirNet's Board of Directors, directly or indirectly,
(i) take any action to solicit, initiate or encourage any inquiries or the making or implementation of any proposal or offer with respect to a transaction involving the sale of all or a significant portion of the assets or equity securities of AirNet (an "AirNet Acquisition Proposal"), other than the transactions contemplated by this Agreement, or (ii) engage in negotiations with, or disclose any nonpublic information relating to AirNet or afford access to the properties, books or records of AirNet to, any Person that AirNet believes may be considering making, or has made, an AirNet Acquisition Proposal. AirNet will promptly notify the Company upon receipt of any AirNet Acquisition Proposal or any indication that any Person is considering making an AirNet Acquisition Proposal or any request for nonpublic information relating to AirNet or for access to the properties, books or records of AirNet by any Person that may be considering making, or has made, an AirNet Acquisition Proposal and will keep the Company fully informed of the status and details of any such AirNet Acquisition Proposal, indication or request.

     SECTION 6.04. NOTICES OF CERTAIN EVENTS. AirNet shall promptly notify the Company:

               (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

               (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

               (c) upon learning of (x) any representation or warranty contained in this Agreement becoming untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement failing to be complied with or satisfied in all material respects when such compliance or satisfaction is due; and

               (d) any failure of AirNet, any Subsidiary of AirNet or Merger Subsidiary to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the Company.

     SECTION 6.05. REGISTRATION STATEMENT; STOCKHOLDER MEETING; PROXY MATERIAL. (a) As promptly as practicable after the execution of this Agreement, AirNet shall prepare and file a registration statement on Form S-4 covering the AirNet Common Shares and the Adjusted Options to be issued to the Stockholders in the Merger (the "Registration Statement"), which will include a proxy statement for a meeting of the AirNet shareholders (the "AirNet Proxy Statement"). The Company will cooperate with AirNet in preparing and filing the Registration Statement.

     (b) As promptly as practicable after the Registration Statement becomes effective under all applicable securities laws, AirNet shall cause a meeting of its shareholders (the "AirNet Shareholder Meeting") to be duly called and held for the purpose of soliciting the AirNet Shareholder Consent, including, but not limited to, for purposes of Section 1701.831 of the Ohio Law. The AirNet Proxy Statement shall include the unanimous recommendation of the Board of Directors of AirNet in favor of the approval and adoption of this Agreement and the Merger and the transactions contemplated hereby. AirNet will (i) mail to its shareholders the AirNet Proxy Statement and all other proxy materials for such meeting, (ii) will use its reasonable efforts to obtain the necessary approvals by its shareholders and (iii) will otherwise comply with all legal requirements applicable to such meeting.

     (c) Gerald G. Mercer agrees to vote all shares of voting capital stock of AirNet then held or controlled by him at the AirNet Stockholder Meeting in favor of the approval and adoption of this Agreement and the Merger.

     SECTION 6.06. LISTING OF SHARES. AirNet shall make application to the NYSE or such other exchanges as shall be agreed for the listing of the AirNet Common Shares to be issued in connection with the Merger. AirNet shall use its reasonable efforts to cause such AirNet Common Shares to be listed on NYSE, subject to official notice of issuance.

     SECTION 6.07. DIRECTOR AND OFFICER INDEMNIFICATION. From and after the Effective Time, AirNet will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time solely in their role as officers or directors to the extent provided under the Company's certificate of incorporation and by-laws, or equivalent organizational documents, in effect on the date hereof; PROVIDED, that such indemnification shall be subject to any limitation imposed from time to time under applicable law, and, PROVIDED, FURTHER, that such indemnification shall not apply to claims made by or on behalf of any stockholder or former stockholder of the Company.

     SECTION 6.08. BOARD OF DIRECTORS. (a) As soon as practicable after the Effective Time and subject to their fiduciary duties to the AirNet shareholders, the Board of Directors of AirNet shall use its reasonable efforts to cause the shareholders of AirNet to elect Robert Mitzman to the Board of Directors of AirNet. For so long as Robert Mitzman beneficially owns 49% of the issued and outstanding AirNet Common Shares he actually receives, directly or indirectly, as his portion of the Merger Consideration, the Board of Directors of AirNet shall continue to use its reasonable efforts to cause the shareholders of AirNet to elect Mr. Mitzman as a director of AirNet.

     SECTION 6.09. RULES 144 AND 145. With a view to making available to the Stockholders the benefits of Rules 144 and 145 promulgated under the Securities Act, and any other similar rules and regulations of the SEC which may at any time permit the Stockholders to sell or distribute without registration the AirNet Common Shares received as Merger Consideration hereunder, AirNet agrees to file with the SEC in a timely manner all reports and other documents required to be filed by it under the Exchange Act.

     SECTION 6.10. PURCHASE OF AIRPORT FACILITY. AirNet agrees to negotiate in good faith with the Primary Shareholder for the purchase of the Company's facility located at 175-28 148th Avenue, Jamaica, New York for the fair market value thereof, as determined by Cushman & Wakefield. Such purchase shall be made pursuant to a purchase agreement (the "Airport Facility Purchase Agreement") which shall be negotiated in good faith between the Primary Seller and Buyer and shall contain standard indemnifications (including, but not limited to, with respect to environmental matters).

     SECTION 6.11. RELEASE OF GUARANTEES. On or prior to, but effective as of, the Effective Date, AirNet shall assume, and agrees to use its reasonable efforts to obtain the unconditional release and discharge of the Primary Stockholder's obligations to guarantee the obligations of the Company pursuant to, the personal guaranties of the Primary Stockholder set forth on
Schedule 3.22 of the Company Disclosure Schedule (the "Personal Guaranties"). To the extent that AirNet is unable to obtain the release of the Primary Stockholder from all liability pursuant to the Personal Guaranties, AirNet shall defend, indemnify and hold harmless the Primary Stockholder with respect to any such liability he may incur pursuant to such Personal Guaranties.

                                    ARTICLE VII

                              COVENANTS OF AIRNET, THE
                            COMPANY AND THE STOCKHOLDERS

     The parties hereto agree that:

     SECTION 7.01. REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as possible.

     SECTION 7.02. CERTAIN FILINGS. The Company and AirNet shall cooperate with one another (a) in connection with the preparation of the Registration Statement and the AirNet Proxy Statement (including, but not limited to, the preparation of any financial statements or pro forma financial statements required to be included therein), and (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any contracts, in connection with the consummation of the transactions contemplated by this

Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement or the AirNet Proxy Statement and seeking to timely obtain any such actions, consents, approvals or waivers. AirNet and the Company will each use its reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the Registration Statement is filed with the SEC.

     SECTION 7.03. PUBLIC ANNOUNCEMENTS. AirNet and the Company will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or any transaction contemplated herein and, except as may be required by applicable law, the rules and regulations of the SEC or any listing agreement with any national securities exchange, AirNet will not issue any such press release or make any such public statement prior to such consultation, and the Company will not issue any such press release or make any such public statement without the prior written consent of AirNet, which shall not be unreasonably withheld or delayed.

     SECTION 7.04. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 7.05. TAX MATTERS. (a) The Stockholders shall be solely responsible for preparing all Tax Returns with respect to the income, business, assets, operations, activities, status or other matters of the Company or any of its Subsidiaries for all taxable periods ending at or before the Effective Time. The Stockholders shall submit a copy of such Tax Returns to AirNet for its review and approval (which shall not be unreasonably withheld or delayed) at least 15 days prior to their due date. Upon such approval, AirNet and the Stockholders shall cause such Tax Returns to be filed on a timely basis. The Stockholders shall be solely responsible for and shall pay on a timely basis all Taxes due thereon, except to the extent that such Taxes payable by the Company or any of its Subsidiaries are reflected as reserves on the Balance Sheet. Without limiting the generality of the foregoing, the Stockholders shall be solely responsible for and shall pay on a timely basis all applicable Taxes arising from consummation of the transactions contemplated by this Agreement.

     (b) AirNet shall be solely responsible for preparing and filing on a timely basis all Tax Returns with respect to the income, business, assets, operations, activities, status or other matters of the Company or any of its Subsidiaries for all taxable periods beginning after the Effective Time. AirNet shall be solely responsible for and shall pay on a timely basis all Taxes due thereon.

     (c) The Stockholders and AirNet shall jointly prepare all Tax Returns with respect to the income, business, assets, operations, activities, status or other matters of the Company or any of its Subsidiaries for all taxable periods beginning before and ending after the Effective Time ("Straddle Periods"). The Stockholders and AirNet shall allocate any liability for Taxes relating to Straddle Periods on the basis of an interim closing of the books as of the Effective Time; PROVIDED, HOWEVER, that the Stockholders shall not be responsible for such Taxes payable by the Company or any Subsidiary to the extent that such Taxes are reflected as reserves on the Balance Sheet.

     (d) The Stockholders and AirNet agree to furnish to each other, upon written request, as promptly as practicable, such information and reasonable assistance relating to the Company or any of its Subsidiaries as is necessary for the filing of any Tax Return required to be filed after the Effective Time. The Stockholders and AirNet also agree to cooperate with each other in the conduct of any audit or other proceeding involving one or more of the Company, any of its Subsidiaries or any successor corporation. In any such case, each party shall use its reasonable efforts to cause its financial advisors, auditors and other authorized representatives to cooperate therewith.

     (e) Notwithstanding anything herein to the contrary, the parties agree that immediately prior to the Effective Time, the Company shall distribute to the Stockholders an amount equal to the Preliminary S Corporation Tax Distribution (as defined below). No later than five days prior to the Effective Time, the Company shall deliver to AirNet a certificate specifying a good faith estimate of the Stockholders' aggregate liability for Taxes attributable to the estimated taxable income of the Company and its Subsidiaries for the period commencing on January 1, 1998 and ending at the Effective Time (the "Preliminary S Corporation Tax Distribution"). As soon as practicable after the Effective Time, but in no event less than five days prior to the due date (without extensions) of the Stockholders' Tax Returns in respect of the period described in the previous sentence, AirNet and the Stockholders shall agree on the Stockholders' aggregate liability for Taxes attributable to the taxable income of the Company and its Subsidiaries for such period (the "Final S Corporation Tax Distribution"). In calculating the Final S Corporation Tax Distribution, AirNet and the Stockholders shall take into account any previously suspended losses of the Stockholders (relative to their interest in the Company and its Subsidiaries) that are available to reduce the Stockholders' liability for Taxes. The Company shall pay to the Stockholders, or the Stockholders shall pay to the Company, as appropriate, any difference between the Preliminary S Corporation Tax Distribution and the Final S Corporation Tax Distribution. In the event that the Final S Corporation Tax Distribution would change as a result of a redetermination by a taxing authority, or otherwise, AirNet, the Company and the Stockholders shall make appropriate adjustments to the Final S Corporation Tax Distribution in a prompt and reasonable manner.

     SECTION 7.06. TAX TREATMENT. None of the Stockholders, the Company, AirNet or Merger Subsidiary has taken, or will take, any action or omit to take any action which causes the Merger to fail to qualify as a reorganization under Section 368(a) of the Code or which otherwise jeopardizes the status of the Merger as a tax-free reorganization within the meaning of Section 368(a) of the Code.

     SECTION 7.07. EMPLOYEE BENEFITS. (a) At the Effective Time, each of the Employee Plans (except any Employee Plan which is subject to the provisions of Section 401(k) of the Code) and Benefit Arrangements of the Company shall remain in effect and shall be assumed by the Surviving Corporation. Any Employee Plan which is subject to the provisions of Section 401(k) of the Code (a "Company 401(k) Plan") shall be terminated by the Company prior to the Effective Time. With respect to each of the Employee Plans and Benefit Arrangements of the Company other than a Company 401(k) Plan, AirNet agrees that, by no later than three years after the Effective Time, AirNet shall terminate such Employee Plans and Benefit Arrangements of the Company and shall, in lieu thereof, provide, or shall cause the Surviving Corporation to provide, employees of the Surviving Corporation, with the same or substantially similar employee benefit plans and programs, including but not limited to employee benefit plans, within the meaning of Section 3(3) of ERISA, as those provided to employees of AirNet with comparable status and seniority as of the time of such termination.

     (b) Notwithstanding the foregoing, as soon as practicable after the Effective Time, AirNet shall, or shall cause the Surviving Corporation to, establish or designate, and maintain, a defined contribution plan (the "AirNet 401(k) Plan") to provide benefits to the employees of the Surviving Corporation who are participants in a Company 401(k) Plan as of the date of its termination in accordance with Section 7.07(a) ("401(k) Plan Participants"). The AirNet 401(k) Plan shall be qualified under Section 401(a) and 401(k) of the Code and shall provide the 401(k) Plan Participants full credit for service with the Company, its Subsidiaries and their Affiliates for purposes of eligibility to participate and vesting. The AirNet 401(k) Plan shall also accept rollover contributions and rollovers of any outstanding account loan balances of the 401(k) Plan Participants from a Company 401(k) Plan.

     SECTION 7.08. POSTAL OFFICE LITIGATION. The parties hereto agree to cooperate in good faith to resolve the specific contingency set forth as item number one on Schedule 1.04 within six months after the Effective Time in the manner most advantageous to the Surviving Corporation and AirNet, including, but not limited to, the recovery of attorneys' fees by the Surviving Corporation in connection with the litigation by the United States Postal Service against the Company.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

     SECTION 8.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The respective obligations of the Company, the Stockholders, AirNet and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by this Agreement and by applicable law:

                 (a) this Agreement and the Merger and the transactions
            contemplated thereby shall have been approved by the Stockholders in accordance with New York Law;

                 (b) this Agreement and the Merger and the transactions
            contemplated thereby, including the issuance of the AirNet Common Shares to the Stockholders, shall have been approved by the shareholders of AirNet in accordance with Ohio Law, including, but not limited to, Section 1701.831 of Ohio Law, and the rules and regulations of the NYSE;

                 (c) the applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

                 (d) the Registration Statement shall have been declared
            effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

                 (e) the AirNet Common Shares to be issued to the
            Stockholders in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

                 (f) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger; and

                 (g) other than the filing of certificates of merger and/or other merger documents in accordance with New York Law and Ohio Law, all authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, notices or declarations required to be made, by the Company, AirNet and Merger Subsidiary prior to the consummation of the Merger shall have been obtained from, and made with, all required governmental or regulatory authorities except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure of which to obtain or make would not, at or after the Effective Time, individually or in the aggregate, have a Company Material Adverse Effect or an AirNet Material Adverse Effect.

     SECTION 8.02. CONDITIONS TO THE OBLIGATIONS OF AIRNET AND MERGER SUBSIDIARY. The obligations of AirNet and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions, any or all of which may be waived, in whole or in part, to the extent permitted by this Agreement and by applicable law:

                 (a) the Company and the Stockholders shall have performed in all material respects their respective agreements and covenants required by this Agreement to be performed by them at or prior to the Effective Time; the representations and warranties of the Company and the Stockholders contained in this Agreement and in any certificate or other writing delivered under Article VIII hereof by the Company or Stockholder pursuant hereto, disregarding (other than with respect to Section 3.10(a)(i) and (vii) hereof) any qualifications contained therein regarding materiality or Company Material Adverse Effect, shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, and AirNet shall have received a certificate signed by the Chief Executive Officer and principal financial officer of the Company to the foregoing effect;

                 (b) since the Balance Sheet Date, there shall have been no change, occurrence or circumstance in the business, results of operations or condition (financial or otherwise) of the Company having or reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and AirNet shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect;

                 (c) the Company's income from operations as calculated
            jointly by AirNet and the Company for the period beginning on January 1, 1998 and ending as of (i) the end of the month immediately preceding the Effective Time (if the Effective Time occurs on or after the 26th day of a month) or (ii) the end of the month next preceding the Effective Time (if the Effective Time occurs before the 26th day of a month) shall exceed 85% of the projected income from operations through the end of the relevant month, as set forth on Schedule 8.02(c) of the Company Disclosure Schedule; PROVIDED, that the following costs and expenses of the Company shall not be taken into account in determining income from operations at the end of the relevant month as set forth on Schedule 8.02(c): the fees and expenses of DLJ pursuant to the letter agreement set forth on item number 68 on Schedule 3.16(a) of the Company Disclosure Schedule, the legal fees and expenses of Winthrop, Stimson, Putnam & Roberts and the accounting fees and expenses of Ernst & Young (New York), in each case incurred on behalf of the Company in connection with this Agreement and the transactions contemplated hereby;

                 (d) no court, arbitrator or governmental body, agency or
            official shall have issued any order, and there shall not be any statute, rule or regulation, materially restraining or prohibiting the consummation of the Merger or the effective operation of the business of the Company after the Effective Time;

                 (e) AirNet shall have received executed Employment
            Agreements from Robert Mitzman, Dominique Brown and Glenn Smoak, in the forms attached hereto as Annex B-1, Annex B-2 and Annex B-3, respectively, and such agreements shall continue to be in full force and effect as of the Effective Time;

                 (f) AirNet shall have received a Lease Amendment executed by
            Glenn Smoak and Rita L. Smoak and the Subsidiary of the Company party thereto in the form attached hereto as Annex C, and such amendment shall continue to be in full force and effect without subsequent amendment as of the Effective Time;

                 (g) AirNet shall have received all documents it may
            reasonably request relating to the existence of the Company and its Subsidiaries and the authority of the Company to enter into, deliver and perform this Agreement, all in form and substance reasonably satisfactory to AirNet;

                 (h) AirNet shall have received a letter, dated as of the
            Effective Time, from Ernst & Young LLP (Columbus) regarding its concurrence with AirNet's conclusion as to the appropriateness of pooling of interests accounting treatment for the Merger under Accounting Principles Board Opinion No. 16;

                 (i) AirNet shall have received a fairness opinion of its
            financial advisor, SBCWDR, in form and substance reasonably satisfactory to AirNet, and dated as of the Effective Time, to the effect that the Merger is fair from a financial point of view to the Company as of such date;

                 (j) This Agreement shall have been signed by each holder of outstanding shares of the Company's capital stock as of the Effective Time, either on the signature pages hereof or in a separate joinder agreement in form and substance reasonably satisfactory to AirNet; and

                 (k) The following agreements and instruments shall have been terminated or cancelled, as the case may be, and AirNet shall have received evidence of such termination or cancellation in form and substance reasonably satisfactory to AirNet: (i) the Amended and Restated Shareholders' Agreement dated as of September 5, 1997, by and among the Company, Robert J. Mitzman, Dominique Brown, Karl R. Daigle and Glenn Smoak; (ii) the Non-Negotiable 9.0% Convertible Debenture dated as of July 31, 1997 in the principal amount of $822,500 issued to Tomas Miguens from Dominique Brown; (iii) the Non-Negotiable 9.0% Convertible Debenture dated as of July 31, 1997 in the principal amount of $177,500 issued to Tomas Miguens from Karl Daigle; (iv) the Agreement dated as of July 31, 1997 between the Company and Dominique Brown referred to as item 6. on Schedule 3.14(e) of the Company Disclosure Schedule; (v) the Agreement dated as of July 31, 1997 between the Company and Karl Daigle referred to as item
            7. on Schedule 3.14(e) of the Company Disclosure Schedule; and
            (vi) the letter agreement dated as of September 5, 1997 between the Company and Glenn Smoak referred to as item 19. on Schedule 3.14(e) of the Company Disclosure Schedule.

     SECTION 8.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions, any or all of which may be waived, in whole or in part, to the extent permitted by this Agreement and by applicable law:

                 (a) AirNet, Merger Subsidiary and Mr. Mercer shall have
            performed in all material respects their respective agreements and covenants required by this Agreement to be performed by them at or prior to the Effective Time; the representations and warranties of AirNet and Merger Subsidiary contained in this

            Agreement and in any certificate or other writing delivered by AirNet or Merger Subsidiary pursuant hereto, disregarding (except with respect to Section 4.14) any qualifications contained therein with respect to materiality or AirNet Material Adverse Effect, shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, and the Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of AirNet to the foregoing effect;

                 (b) since December 31, 1997, there shall have been no
            change, occurrence or circumstance in the business, results of operations or condition (financial or otherwise) of AirNet having or reasonably likely to have, individually or in the aggregate, an AirNet Material Adverse Effect, and the Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of AirNet to such effect;

                 (c) no court, arbitrator or governmental body, agency or
            official shall have issued any order, and there shall not be any statute, rule or regulation, materially restraining or prohibiting the consummation of the Merger or the effective operation of the business of AirNet after the Effective Time;

                 (d) the Stockholders shall have received a Registration
            Rights Agreement in the form attached hereto as Annex D executed by AirNet;

                 (e) the Stockholders shall have received Employment
            Agreements for Robert Mitzman, Dominique Brown and Glenn Smoak, in the forms attached hereto as Annex B-1, Annex B-2 and Annex B-3, respectively, executed by AirNet, and such agreements shall continue to be in full force and effect as of the Effective Time;

                 (f) the Primary Stockholder shall have received the Airport
            Facility Purchase Agreement executed by AirNet;

                 (g) the Company shall have received all documents it may
            reasonably request relating to the existence of AirNet and Merger Subsidiary and the authority of AirNet and Merger Subsidiary to enter into, deliver and perform this Agreement, all in form and substance reasonably satisfactory to the Company; and

               (h) the Company shall have received a letter, dated as of the Effective Time, from Ernst & Young LLP (New York) regarding its concurrence with the Company's conclusion as to the appropriateness of pooling of interests accounting treatment for the Merger under Accounting Principles Board Opinion No. 1.

                                   ARTICLE IX

                                  TERMINATION

     SECTION 9.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time
(notwithstanding any approval of this Agreement by the Stockholders or the shareholders of AirNet):

                 (a) by mutual written consent of the Company and AirNet;

                 (b) by the Company or AirNet if the Merger has not been
             consummated by September 30, 1998; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to any party whose willful failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                 (c) by the Company, if the approval of the shareholders of
             AirNet contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the AirNet Shareholder Meeting or any adjournment;

                 (d) by AirNet, if prior to Effective Time, the Directors of the Company shall have withdrawn, modified or changed their approval of this Agreement in a manner which adversely impacts the consummation of the Merger;

                 (e) by the Company, if prior to the Effective Time, the
             Directors of AirNet shall have withdrawn, modified or changed their approval or recommendation of this Agreement in a manner which adversely impacts the consummation of the Merger;

                 (f) by AirNet, upon a breach of any representation,
             warranty, covenant or agreement of the Company or the Stockholders, or if any representation or warranty of the Company shall become untrue, the effect of which is a Company Material Adverse Effect, in either case such that the breach or the condition causing such breach would be incapable of being cured by September 30, 1998 (or as otherwise extended);

                 (f) by the Company, upon a breach of any representation,
             warranty, covenant or agreement of AirNet and Merger Subsidiary, or if any representation or warranty of AirNet and Merger Subsidiary shall become untrue, the effect of which is an AirNet Material Adverse Effect, in either case such that the breach or the condition causing such breach would be incapable of being cured by September 30, 1998 (or as otherwise extended); or

                 (g) by the Company or AirNet if there shall be any law or
             regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining AirNet or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

     SECTION 9.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 5.02, 6.01 and 11.03 shall survive the termination hereof; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for the willful breach in any material respect of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE X

                         SURVIVAL; INDEMNIFICATION

     SECTION 10.01. SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered under Article VIII hereof (the "General Contingencies") shall survive the Effective Time through the period ending upon the filing of AirNet's Form 10-K (including the operations of the Company) for the fiscal year ended December 31, 1998. In addition to, and not in limitation of, the foregoing, the specific contingencies set forth on
Schedule 1.04 (the "Specific Contingencies") shall survive the Effective Time until the later of (i) the second anniversary of the Effective Time or (ii) expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), unless sooner released by AirNet in writing. Notwithstanding the preceding two sentences, any General Contingencies in respect of which indemnity may be sought under Section 10.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the specific inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     SECTION 10.02. INDEMNIFICATION. (a) Each of the Stockholders hereby, severally but not jointly, indemnifies AirNet and, effective as of the Effective Time, without duplication, the Company and their respective Affiliates (each an "AirNet Indemnitee" against and agree to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Loss") incurred or suffered by any AirNet Indemnitee arising out of the General Contingencies made or to be performed by the Company or the Stockholders pursuant to this Agreement or arising out of the Specific Contingencies; PROVIDED that (i) the Stockholders shall not be liable under this Section 10.02(a) unless the aggregate amount of Losses with respect to all matters referred to in this Section 10.02(a) (determined without regard to any materiality qualification (other than with respect to Section 3.10(a)(i) and (vii) hereof and the bring-down certificate described in
Section 8.02(a) with respect
thereto) contained in any representations, warranty or covenant giving rise to the claim for indemnity hereunder) exceeds $200,000 (after which point the Stockholders will be liable under this Section 10.02(a) only for further such Losses); (ii) any claim for Losses under this Section 10.02(a) shall be in an aggregate amount equal to or greater than $25,000; and (iii) at and after the Effective Time, the Stockholders' liability under this Section 10.02(a) shall be limited to the Escrow Shares.

     (b) AirNet and Merger Subsidiary hereby, jointly and severally, indemnify the Stockholders and, prior to the Effective Time, the Company (the Stockholders and the Company being hereinafter referred to as the "Company Indemnitees") against and agrees to hold them harmless from any and all Losses incurred or suffered by the Stockholders arising out of any General Contingencies made or to be performed by AirNet or Merger Subsidiary pursuant to this Agreement, PROVIDED that (i) AirNet shall not be liable under this
Section 10.02(b) unless the aggregate amount of the Stockholders' Losses exceeds $1,000,000 (after which point AirNet will be liable under this Section 10.02(b) only for further such Losses); (ii) all Losses shall be payable by AirNet in additional AirNet Common Shares having a fair market value (based on the closing price of the AirNet Common Shares on the New York Stock Exchange) on the date of payment equal to the amount of such Losses;
(iii) any claim for Losses under this Section 10.02(b) shall be in an aggregate amount equal to or greater than $25,000; and (iv) at and after the Effective Time, AirNet's maximum liability under this Section 10.02(b) shall not exceed 10% of the Merger Consideration.

     SECTION 10.03. PROCEDURES.  (a) The party seeking indemnification under
Section 10.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the Losses for which indemnity may be sought under such Section. Subject to the rights or duties to any insurer or other third party having liability therefor, the Indemnifying Party shall have the right within 10 days after receipt of such notice to assume the control of the defense, compromise or settlement of any such action, suit or proceeding, including, at its own expense, employment of counsel on behalf of the Indemnified Party (who shall be reasonably satisfactory to the Indemnified Party) and at any time thereafter to exercise on behalf of the Indemnified Party any rights which may reasonably mitigate any of the foregoing; PROVIDED, that if the Indemnifying Party shall have exercised its right to assume such control, the Indemnified Party (i) may, in its sole discretion and at its sole expense, employ counsel to represent it (in addition to counsel employed by the Indemnifying Party) in any such matter, and in such event counsel selected by the Indemnifying Party shall be required to cooperate with such counsel of the Indemnified Party in such defense, compromise or settlement for the purpose of informing and sharing information with such Indemnified Party and
(ii) will, at its own expense, make available to the Indemnified Party those employees of the Indemnifying Party or any Affiliate of the Indemnifying Party whose assistance, testimony or presence is necessary to assist the Indemnified Party in evaluation and defending any such action, suit or proceeding; PROVIDED, FURTHER, that in no event shall the Indemnifying Party, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action, suit or proceeding (whether or not the Indemnified Party is an actual or potential party to such action, suit or proceeding) unless such settlement, compromise or judgment (x) includes the unconditional release by the parties asserting such action, suit or proceeding of the Indemnified Party from all liability arising out of such action, suit or proceeding and (ii) does not include an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

     (b) The Indemnified Party shall cooperate fully in all aspects of any matter for which indemnity is sought pursuant to this Article X with respect to an action brought by a third party, including, in such case, by providing reasonable access to employees and officers (as witnesses or otherwise) and other information.

     SECTION 10.04. EXCLUSIVE REMEDY. AirNet, on behalf of itself and the AirNet Indemnitees, and the Stockholders each hereby acknowledges and agrees that the sole and exclusive remedy with respect to any and all claims relating to, or arising out of, the Merger, this Agreement or the transactions contemplated hereby shall be pursuant to the indemnification provisions contained in this Article X.

     SECTION 10.05. CERTAIN LIMITATIONS. The liability of the Indemnifying Party to the Indemnified Party, as applicable, for claims under this Agreement shall be limited by the following:

     (a) The amount of Losses otherwise recoverable under this Article X shall be reduced to the extent to which any Federal, state, local or foreign tax liabilities of the Indemnified Party is decreased by reason of any Loss in respect of which such Indemnified Party shall be entitled to indemnity under this Agreement.

     (b) No Losses shall be recoverable by an Indemnified Party with respect to any matter which is covered by insurance or another source of indemnification, to the extent proceeds of such insurance or other third party indemnitor are paid net of any costs incurred in connection with the collection thereof, the Indemnified Party hereby agreeing to seek all reasonable remedies against all applicable insurers or indeminitors prior to recovering any amounts hereunder.

     (c) No Stockholder shall have any liability hereunder if the Effective Time shall not have occurred. If the Effective Time shall not have occurred, the maximum aggregate amount recoverable hereunder by all AirNet Indemnitees from the Company is $1,600,000, and the maximum aggregate amount recoverable hereunder by all Company Indemnitees from AirNet is $1,600,000.

                                  ARTICLE XI

                                MISCELLANEOUS

     SECTION 11.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be given,

     if to AirNet or Merger Subsidiary, to:

            AirNet Systems, Inc.
            3939 International Gateway
            Columbus, OH  43219
            Attn.:  Eric P. Roy, Executive Vice President,
                                 and Chief Financial Officer
            Telecopy: (614) 237-1915

     with a copy to:

            Ronald A. Robins, Jr.
            Vorys, Sater, Seymour and Pease LLP
            52 East Gay Street
            Columbus, OH  43215
            Telecopy: (614) 464-6350

     if to the Company or the Stockholders, to:

            Q International Courier, Inc.
            909 Third Avenue - 5th Floor
            New York, NY 10022-4731
            Attn.: Robert Mitzman, President
            Telecopy: (212) 317-1041

     with a copy to:

            Kenneth E. Adelsberg
            Winthrop, Stimson, Putnam & Roberts
            One Battery Park Plaza
            New York, NY 10004-1490
            Telecopy: (212) 858-1500

or such other address or telecopy number as such party may hereafter specify for the purpose of notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this
Section 11.01 and the appropriate confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section.

     SECTION 11.02. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, AirNet, Merger Subsidiary and the holders of a majority of the outstanding shares of the Company's capital stock or in the case of a waiver, by the party against whom the waiver is to be effective; PROVIDED that no such amendment or waiver shall, without the further approval of such Stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company except to the extent provided herein, (ii) any term of the articles of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would materially adversely affect the holders of any shares of capital stock of the Company and PROVIDED, FURTHER, that after the adoption of this Agreement by the shareholders of AirNet, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company except to the extent provided herein, (ii) any term of the articles of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would materially adversely affect the holders of any shares of capital stock of AirNet.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.03. EXPENSES; TAXES. (a) All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, all applicable sales, use or transfer taxes, if any, and all capital gains or income taxes of any of the Stockholders or the Company, in each case that may be due and payable as a result of the Merger or the transactions contemplated by this Agreement, whether levied on the Company, any of the Stockholders, AirNet or Merger Subsidiary, shall be borne by the Person who is statutorily responsible therefor.

     (b) AirNet agrees to pay the Company in immediately available funds by wire transfer an amount equal to $1,600,000 promptly, but in no event later than two business days, after the termination of this Agreement by the Company pursuant to Section 9.01(c)(i) or Section 9.01(e) as a result of AirNet having consummated, or agreed in writing to consummate, an AirNet Acquisition Proposal; PROVIDED, HOWEVER, that AirNet shall not be obligated to pay such amount if, immediately prior to the time such amount would otherwise be payable, (i) the condition set forth in Section 8.02(a) would not have been satisfied, (ii) this Agreement shall have been terminated pursuant to Section 9.01(a) or (iii) this Agreement was terminated by AirNet pursuant to Section 9.01(b). Notwithstanding anything to the contrary herein, the amount payable pursuant to this Section 11.03(b) shall constitute the Company's and the Stockholders' exclusive remedy for any breach by AirNet of
Section 6.03.

     SECTION 11.04. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 11.06. ENTIRE AGREEMENT; COMPANY DISCLOSURE SCHEDULE. (a) This Agreement (together with the exhibits and annexes, the Company Disclosure Schedule and the other documents delivered pursuant hereto) and the confidentiality agreement between the Company and AirNet constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     (b) Notwithstanding anything to the contrary contained herein or in the Company Disclosure Schedule, any information disclosed in one schedule of the Company Disclosure Schedule shall be deemed to be disclosed for purposes of all schedules of the Company Disclosure Schedule. Certain information set forth in the Company Disclosure Schedule may be included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. the disclosure of any information in the Company Disclosure Schedule shall not be deemed to constitute an acknowledgement that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such informaton be deemed to establish a standard for materiality for purposes hereof.

     SECTION 11.07. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties; PROVIDED, FURTHER, that AirNet or Merger Subsidiary may assign their respective rights, but not their obligations, under this Agreement to a wholly-owned Subsidiary of AirNet.

     SECTION 11.08. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Ohio.

     SECTION 11.09. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                             [signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              THE COMPANY:

                              Q INTERNATIONAL COURIER, INC.


                              By: /s/ Robert Mitzman
                                 ---------------------------------------------
                                   Robert Mitzman
                                   President and Chief Executive Officer


                              SHAREHOLDERS:

                                   /s/ Robert J. Mitzman
                                 ---------------------------------------------
                                   ROBERT J. MITZMAN

                                   /s/ Dominique Brown
                                 ---------------------------------------------
                                   DOMINIQUE BROWN

                                   /s/ Glenn Smoak
                                 ---------------------------------------------
                                   GLENN SMOAK

                                   /s/ Karl Daigle
                                 ---------------------------------------------
                                   KARL DAIGLE

                                   /s/ Ed McNally
                                 ---------------------------------------------
                                   ED MCNALLY

                                   /s/ Tomas Miguens
                                 ---------------------------------------------
                                   TOMAS MIGUENS

                              AIRNET:

                              AIRNET SYSTEMS, INC.


                              By:  /s/ Gerald G. Mercer
                                 ----------------------------------------
                                 Gerald G. Mercer
                                 President and Chief Executive Officer

                              MERGER SUBSIDIARY:

                              Q ACQUISITION CORPORATION, an Ohio corporation


                              By:  /s/ Gerald G. Mercer
                                 ----------------------------------------
                                   Gerald G. Mercer
                                   President

Acknowledged & Agreed:

/s/ Gerald G. Mercer
-----------------------------
Gerald G. Mercer

                                           List of Annexes and Exhibit to
                                            Agreement and Plan of Merger,
                                             dated as of April 14, 1998,
                                         among Q International Courier, Inc.,
                                         the stockholders of Q International
                                         Courier, Inc., AirNet Systems, Inc.
                                               and Q Acquisition Company
                                        -------------------------------------

Annex
-----
A                                       Allocation of Merger Consideration*

B-1                                     Employment Agreement between AirNet
                                        Systems, Inc. and Robert J. Mitzman

B-2                                     Employment Agreement between Q
                                        International Courier, Inc. and
                                        Dominique Brown*

B-3                                     Employment Agreement between Q
                                        International Courier, Inc. and Glenn R.
                                        Smoak*

C                                       Herndon Lease Amendment*

D                                       Form of Registration Rights Agreement


Exhibit
-------

1.05                                    Form of Escrow Agreement

----------------

*These Annexes are not being filed herewith. AirNet Systems, Inc. agrees to furnish supplementally a copy of any omitted Annex to the Securities and Exchange Commission upon request.

                                                                  ANNEX B-1
                                                            [EXECUTION COPY]


                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT, dated April 14, 1998, by and between AIRNET SYSTEMS, INC., an Ohio corporation (including for purposes of this Agreement its subsidiaries and affiliates, including, but not limited to, the Surviving Corporation, the "Company") and ROBERT J. MITZMAN (the "Employee").

                              W I T N E S S E T H

     WHEREAS, the Company, Q Acquisition Company, an Ohio corporation and a direct, wholly-owned subsidiary of the Company (the "Merger Subsidiary"), and Q International Courier, Inc., a New York Corporation ("Quick"), have entered into an Agreement and Plan of Merger dated as of April 14, 1998 (the "Merger Agreement"), pursuant to which the Merger Subsidiary will merge with and into Quick as of the Effective Time;

     WHEREAS, the Employee is a stockholder and an employee of Quick and has considerable knowledge of Quick's business, clients and operations;

     WHEREAS, the Company desires to employ the Employee to perform certain management functions for the Company at and after the Effective Time;

     WHEREAS, the Company and the Employee desire to enter into an employment agreement to establish the rights and obligations of the Employee and the Company in such employment relationship; and

     WHEREAS, the Company and the Employee have agreed to enter into this Agreement as a condition to the execution and consummation of the Merger Agreement;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Employee hereby mutually agree as follows:

     1. EMPLOYMENT AND DUTIES. Effective as of the Effective Time, the Company agrees to employ the Employee, and the Employee agrees to accept employment with the Company, upon the terms and conditions hereinafter set forth. The Employee shall serve as (i) an Executive Vice President of the Company, in charge of sales and marketing, and (ii) President of the Surviving Corporation. In such capacities, the Employee shall report directly to the Chief Executive Officer of the Company and shall be responsible for the duties and responsibilities relating to the marketing and sales of the Company's services and products, as the Chief Executive Officer and/or the Board of Directors of the Company shall reasonably determine. In addition, the Employee shall perform such other duties related to the business of the Company and consistent with his title and salary as may from time to time be reasonably requested of him by the Company's Board of Directors. The Employee shall devote substantially all of his skills, time and attention solely and exclusively to said positions and in furtherance of the business and interests of the Company.

     2. TERM OF EMPLOYMENT. This Agreement shall be effective upon execution by both parties. The term of employment shall begin as of the Effective Time and shall continue through the five-year period ending on the day before the fifth anniversary date of the Effective Time, subject, however, to prior termination, as herein provided (the "Term of Employment"). Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate without liability by either party hereunder in the event that the Merger Agreement is terminated prior to the Effective Time pursuant to the terms thereof.

     3. COMPENSATION. Commencing at the Effective Date and extending through the Term of Employment, the Employee shall receive an annual base salary of Two Hundred Eighty-Five Thousand Dollars ($285,000) (the "Base Salary"). The Employee shall also be entitled to participate, on a reasonably commensurate basis, in any bonus plan currently existing or hereinafter established by the Compensation Committee of the Board of Directors of the Company (or any comparable committee of the Board of Directors), applicable to similarly situated executive officers of the Company (the "Bonus"). The Company shall pay the Base Salary to the Employee in equal installments in accordance with the Company's regular payroll practices. The Company shall pay the Bonus, if any, to the Employee according to the policies established by the Compensation Committee of the Board of Directors of the Company and applicable to other executive officers of the Company.

     4. FRINGE BENEFITS. The Company shall further provide the Employee with all health and life insurance coverages, sick leave and disability programs, tax-qualified retirement plans, paid holidays and vacations, perquisites, and such other fringe benefits of employment as the Company may provide from time to time to similarly situated executive officers of the Company.

     5. REIMBURSEMENT. The Company shall reimburse the Employee for all reasonable expenses incurred by the Employee in performing services hereunder, including all reasonable expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

     6.     TERMINATION OF EMPLOYMENT.

     (a) TERMINATION OF EMPLOYMENT OTHER THAN BY EMPLOYEE. The Employee's employment hereunder may be terminated by the Company without any breach of this Agreement only under the following circumstances:

            (1) DEATH OR DISABILITY. The Employee's employment hereunder shall terminate upon his death, and may be terminated by the Company in the event of his Disability. For purposes of this Agreement, "Disability" means the inability of the Employee due to illness, accident, or otherwise, to perform the essential duties required by this Agreement for a period of at least one hundred twenty (120) days, as determined by an independent physician selected by the Company and reasonably acceptable to the Employee (or his legal representative), provided that the Employee does not return to work on a full-time basis within thirty (30) days after Notice of Termination is given by the Company pursuant to the provisions of Paragraphs 6(c) and 6(d)(2). For purposes of the foregoing, the Employee's return to work for periods of less than thirty (30) days shall not be deemed to interrupt a period of one hundred twenty (120) days.

            (2) CAUSE. The Company may terminate the Employees employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder only upon:

                   (A) The Employee's substantial neglect to perform the essential duties required by this Agreement up to the reasonable expectations of the Board of Directors of the Company for thirty (30) days after reasonable notice of such neglect has been delivered to the Employee.

                   (B) Material breach by the Employee of his obligations under this Agreement or any act or omission by the Employee constituting gross negligence with respect to the Company and the continuation of said material violation, act or omission for a period of thirty (30) days after the delivery of written notice thereof from the Company.

                   (C) Indictment of the Employee of a felony or of a misdemeanor involving dishonesty or fraud, as determined in good faith by the Board of Directors of the Company.

                   (D) Indictment of the Employee of any crime involving moral turpitude, as determined in good faith by the Board of Directors of the Company.

                   (E) Commission by the Employee of an act of fraud or bad faith toward the Company.

                   (F) Misappropriation by the Employee of any material amount of funds, property or rights of the Company.

     (b) TERMINATION OF EMPLOYMENT BY EMPLOYEE. The Employee may terminate his employment at any time with one hundred eighty (180) days written notice. However, the Employee shall be deemed to have terminated his employment for "Good Reason" only if he terminates his employment by giving Notice of Termination pursuant to Paragraphs 6(c) and 6(d)(3) within sixty (60) days after the Employee has actual notice of the occurrence of any of the following events (provided the Company does not cure such event on a retroactive basis to the extent possible within thirty (30) days following its receipt of the Employee's Notice of Termination):

            (1) The Employee's title, position, authority or responsibilities (including reporting responsibilities and authority) are changed in a materially adverse manner.

            (2) The Employee's base salary is materially reduced for any reason other than in connection with the termination of his employment.

            (3) For any reason other than in connection with the termination of the Employee's employment, the Company materially reduces any fringe benefit provided to the Employee under Paragraph 4 herein below the level of such fringe benefit provided generally to other similarly situated executive officers of the Company, unless the Company agrees to fully compensate the Employee for any such material reduction.

            (4) A change in the Employee's principal place of employment without the Employee's prior consent to outside the five boroughs of the City of New York.

            (5) The Company otherwise materially breaches, or is unable to perform its obligations under this Agreement.

     (c) NOTICE OF TERMINATION. Any termination of the Employee's employment by the Company hereunder, or by the Employee other than termination upon the Employee's death, shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a notice that shall indicate the specific termination provision relied upon in this Agreement, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the specified provision or provisions.

     (d)    DATE OF TERMINATION.  "Date of Termination" means:

            (1) If the Employee's employment is terminated by his death, the date of his death.

            (2) If the Employee's employment is terminated by the Company as a result of Disability pursuant to Paragraph 6(a)(1), the date that is thirty (30) days after Notice of Termination is given; PROVIDED the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period.

            (3) If the Employee terminates his employment for Good Reason pursuant to Paragraph 6(b), the date that is one hundred eighty (180) days after Notice of Termination is given (provided that the Company does not cure such event during the one hundred eighty (180) day period); PROVIDED, in the sole discretion of the Company, such date may be any earlier date after Notice of Termination is given.

            (4) If the Employee terminates his employment other than for Good Reason, the date that is one hundred eighty (180) days after Notice of Termination is given; PROVIDED, in the sole discretion of the Company, such date may be any earlier date after Notice of Termination is given.

            (5) If the Employee's employment is terminated by the Company either for Cause pursuant to Paragraph 6(a)(2) or other than for Cause, the date on which the Notice of Termination is given.

     7.     AMOUNTS PAYABLE UPON TERMINATION OF EMPLOYMENT OR DURING DISABILITY.

     (a) DEATH. If the Employee's employment is terminated by his death, the Employee's beneficiary, as designated by the Employee in writing with the Company prior to his death, shall be entitled to the following payments and benefits: (i) any Base Salary that is accrued but unpaid, any Bonus that is accrued but unpaid, any vacation that is accrued but unused, and any business expenses that are not reimbursed -- all, as of the Date of Termination; and
(ii) any benefit following termination of employment which may be provided under the fringe benefit plans, policies and programs described in Paragraph
4. In the absence of beneficiary designation by the Employee, or, if the Employee's designated beneficiary does not survive the Employee, benefits described in this Paragraph 7(a) shall be paid to the Employee's estate.

     (b)    DISABILITY.

            (1) During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Employee shall continue to receive his Base Salary at the rate then in effect for such period until his employment is terminated pursuant to Paragraph 6(a)(1); PROVIDED, HOWEVER, that payments of Base Salary so made to the Employee shall be reduced by the sum of the amounts, if any, that were payable to the Employee at or before the time of any such salary payment under any disability benefit plan or plans of the Company and that were not previously applied to reduce any payment of Base Salary; and

            (2) Upon his termination of employment because of Disability (as described in Paragraph 6(a)(1)), the Employee shall be entitled to the payments and benefits described in Paragraph 7(a) as if the Employee had died on his Date of Termination. In the event of the Employee's death prior to the time that all payments described in Paragraph 7(a) have been completed, such payments and benefits shall be paid to the Employee's beneficiary as designated pursuant to Paragraph 7(a), or, in the absence of a beneficiary designation or the designated beneficiary does not survive the Employee, to the Employee's estate.

     (c) TERMINATION BY COMPANY WITHOUT CAUSE OR TERMINATION BY EMPLOYEE FOR GOOD REASON. In the event the Company terminates the Employee's employment without Cause or the Employee terminates his employment for Good Reason before the expiration of the Term of Employment, including any extension thereof, the Employee shall be entitled to the following payments and benefits:

            (1) Those described in Paragraph 7(a) as if the Employee had died on his Date of Termination;

            (2) Employee's Base Salary then in effect from and after the Date of Termination through the date one (1) year after the Date of Termination (the "Severance Period"), less all applicable payroll deductions, including deductions for federal, state, local and Social Security taxes. The payments set forth in this Paragraph 7(c)(2) shall be paid in accordance with the provisions of Paragraph 3 and shall be deemed to include all accrued vacation pay and all accrued sick days, such that the Company shall have no further obligation to provide sick pay or vacation pay to the Employee; and

            (3) During the Severance Period, payment of any benefit of employment which may be provided under the fringe benefit plans, policies and programs described in Paragraph 4 (other than vacation pay) on the same basis as if the Employee were still employed by the Company.

     (d) TERMINATION BY EMPLOYEE OTHER THAN FOR GOOD REASON OR TERMINATION BY COMPANY FOR CAUSE. In the event that the Employee terminates his employment other than for Good Reason or the Company terminates his employment for Cause, the Employee shall not be entitled to any compensation except as set forth below:

            (1) Any Base Salary or bonus that is accrued but unpaid, any vacation that is accrued but unused, and any business expenses that are not reimbursed -- all, as of the Date of Termination; and

            (2) Any other rights and benefits (if any) provided under plans and programs of the Company (excluding any bonus plan or program), determined in accordance with the applicable terms and provisions of such plans and programs.

     8. NONEXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any incentive, fringe benefit, deferred compensation, or other plan or program provided by the Company and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any other agreements with the Company. Amounts that are vested benefits or that the Employee is otherwise entitled to receive under any plan or program of the Company at or after the Date of Termination, shall be payable in accordance with such plan or program.

     9.     NON-SOLICITATION OF CUSTOMERS AND EMPLOYEES AND COVENANT NOT TO
COMPETE.

     (A) Except with the prior written consent of the Company, during the Term of Employment and for a period of three (3) years immediately following the termination of the Employee's employment with the Company under this Agreement, the Employee shall not, directly or indirectly for the benefit of the Employee or others, either as principal, agent, manager, consultant, partner, owner (in the case of any publicly traded company, of more than 10% of the outstanding voting stock of such company), employee, distributor, dealer, representative, joint venturer, creditor or otherwise, engage in any work involving any of the following: (i) any activity in the expedited delivery and distribution industry which competes with any service or product of the Company at the Date of Termination; (ii) the promotion, solicitation or attempt to solicit, license or sell, in any geographic area where the Company or its successor in interest conducts business, of any service or product in competition with the services or products of the Company at the Date of Termination; (iii) the solicitation, attempt to solicit, management, maintenance, sale or license of any service or product in competition with the services or products of the Company at the Date of Termination to any business which was a customer of the Company during the one year period immediately preceding the cessation of the Employee's employment with the Company; and (iv) the disclosure to any person of the names of any of the customers of the Company or any other information pertaining to them unless such information can be obtained from public sources. For the purposes of this Agreement, the term "customer" means all current customers of the Company as of the Date of Termination and any person who has been a customer within one year of the Date of Termination.

     (B)    NON-SOLICITATION OF EMPLOYEES.     During the Term of Employment
and for a period of three (3) years immediately following the termination of the Employee's employment with the Company under this Agreement, the Employee shall not, either directly or indirectly, do any of the following: (i) solicit to hire or hire any current or past employee of the Company; (ii) solicit to hire or hire or employ in any fashion any consultant or other person used by the Company; or (iii) participate as a shareholder (in the case of any publicly traded company, owning more than 10% of the outstanding voting stock of such company), partner, joint venturer, officer, director, employee, agent, solicitor, distributor, dealer or representative, or have any direct or indirect financial interest (including without limitation the interest of a creditor) with any person who solicits to hire or hires any current or past employee of the Company and who engages in any activity in the expedited delivery and distribution industry which competes with any service or product of the Company at the Date of Termination.

     (C) The Employee acknowledges that the business of the Company is international in scope and this international scope is the reason for the geographic scope and/or duration of the restrictions on competition and solicitation provided in this Paragraph 9. Satisfaction of the three (3) year periods described in this Paragraph 9 shall be suspended during the time of any activity of the Employee prohibited by this Paragraph 9. In the event a court grants injunctive relief to the Company for a failure of the Employee to comply with the provisions contained in Paragraph 9 hereof, the noncompetition period shall commence anew with the date such relief is granted.

     The restrictions provided in this Paragraph 9 may be enforced by the Company, by an action at law, or in equity, including but not limited to, an action for injunction and/or an action for damages. The provisions of this Paragraph 9 constitute an essential element of this Agreement and the Merger Agreement, without which the Agreement and Merger Agreement would not have been affected by the Company. The provisions of this Paragraph 9 shall survive the termination of any other obligations of the Employee under this Agreement for a period necessary to enforce its provisions. If the scope of any restriction contained in this Paragraph 9 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law and the Employee hereby consents and agrees that such scope may be judicially modified in any proceeding brought to enforce such restriction.

     10.    PROPRIETARY RIGHTS AND PROTECTION OF COMPANY'S BUSINESS.

     (A) PROPRIETARY AND CONFIDENTIAL INFORMATION. As used throughout this Agreement, the term "Proprietary Information" means any information acquired by the Employee during or as a result of past, present or future employment by the Company, including information conceived, discovered or developed by the Employee, which is not in the public domain and which relates to the business or contemplated businesses of the Company, whether such information is patentable or unpatentable, copyrightable or uncopyrightable, which falls into two general categories. The first category is information which may have intrinsic value and may be considered to be an asset of the Company (the "Class I Proprietary Information") and the second category is information relating to matters of a business nature (the "Class II Proprietary Information"). By way of example, Class I Proprietary Information would include: inventions, information of a technical nature such as trade secrets, "know-how," innovations, discoveries, formulae, research projects, software, source codes, object codes, software architecture, flow charts, software documentation, decision tables, test data, conversion programs, technical writings and confidential information of other parties which are provided to the Company by any agreement under which the Company has obligations to protect the confidentiality of same. Class II Proprietary Information would include matters of a business nature such as customer lists, customer and supplier and marketing representative contracts, customer and supplier and marketing representatives requirements and preferences, costs, prices or license fees or maintenance fees or other financial information such as sales, profits, expenses, financial projections, financial goals, local, state and federal tax returns, litigation and compensation, personnel data, business plans and market research. The Employee acknowledges that he will have access to and become familiar with this Proprietary Information and that such Proprietary Information is very valuable to the Company. The Employee agrees not to disclose any of the Proprietary Information directly or indirectly to any person nor use it in any way, either during the Term of Employment or any time thereafter. Except as required in the course of his employment pursuant to this Agreement. All the Proprietary Information shall remain the exclusive property of the Company; and any Proprietary Information in the possession of the Employee at the end of the Term of Employment shall be returned to the Company. Notwithstanding the foregoing, information shall not be deemed to be Proprietary Information if it: (i) is or becomes known through no fault of the Employee to a third party; (ii) is learned by the Employee following his termination of employment; (iii) is or hereafter becomes a part of the public domain other than through any breach of this Agreement by the Employee or (iv) is owned directly by the Employee.

     The restricted period during which the restrictions of this Paragraph 10 shall bind the Employee shall vary depending upon whether the information is Class I Proprietary Information or Class II Proprietary Information. The Employee shall have a perpetual obligation to keep Class I Proprietary Information confidential, or, in the case of information of other parties, for so long as the Company has an obligation to keep such information confidential, and acknowledges that the ownership of Class I Proprietary Information inures solely to the Company. The Employee shall have an obligation for three (3) years after the termination of employment to keep Class II Proprietary Information confidential.

     11. ASSIGNMENT AND SURVIVORSHIP OF BENEFITS. Neither party shall have the right to assign its rights or obligations under this Agreement to any third party without the prior written consent of the other party hereto, which shall not be unreasonably delayed or withheld.

     12. NOTICES. Any notices given to either party to this Agreement shall be in writing, and shall be deemed to have been given when delivered personally or sent by certified mail, postage prepaid, return receipt requested, when the return receipt is signed, duly addressed to the party concerned, at the address indicated below or to such changed address as such party may subsequently give notice of:

     If to the Company:

            AirNet Systems, Inc.
            3939 International Gateway
            Columbus, Ohio 43219
            Attn:  Eric P. Roy, Executive Vice President
                                and Chief Financial Officer


            If to the Employee:


            Robert J. Mitzman
            Quick International Courier, Inc.
            909 Third Avenue -- 5th Floor
            New York, New York 10022-4731


     13. TAXES. Anything in this Agreement to the contrary notwithstanding, all payments required to be made hereunder by the Company to the Employee shall be subject to withholding of such amounts as the Company may reasonably determine that it should withhold pursuant to any applicable law or regulations. In lieu of withholding such amounts, in whole or in part, however, the Company may, in its sole discretion, accept other provision for payment of taxes, provided that it is satisfied that all requirements of the law affecting its responsibilities to withhold such taxes have been satisfied.


     14. GOVERNING LAW/CAPTIONS/SEVERANCE. This Agreement shall be construed in accordance with, and pursuant to, the laws of the State of Ohio. The captions of this Agreement shall not be part of the provisions hereof, and shall have no force or effect. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Except as otherwise specifically provided in this Paragraph 14, the failure of either party to insist in any instance on the strict performance of any provision of this Agreement or to exercise any right hereunder shall not constitute a waiver of such provision or right in any other instance.


     15. ENTIRE AGREEMENT/AMENDMENT. This instrument contains the entire agreement of the parties, relating to the subject matter hereof, and the parties have made no agreement, representations, or warranties relating to the subject matter hereof, that are not set forth herein. This Agreement may be amended at any time by written agreement of both parties, but it shall not be amended by oral agreement.

     16. DEFINITIONS. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Merger Agreement.

                             [signature page to follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                        AIRNET SYSTEMS, INC.


                                        By:  /s/ Gerald G. Mercer
                                            -------------------------------
                                            Gerald G. Mercer
                                            Chief Executive Officer


                                        EMPLOYEE:

                                          /s/ Robert J. Mitzman
                                        -----------------------------
                                        Robert J. Mitzman

                                                                      ANNEX D


                           REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of __________, 1998, by and among ROBERT J. MITZMAN, DOMINIQUE BROWN, KARL DAIGLE, GLENN SMOAK, TOMAS MIGUENS and ED MCNALLY (the "Stockholders") and AIRNET SYSTEMS, INC., an Ohio corporation ("AirNet").

     WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger dated as of April 14, 1998 (the "Merger Agreement"), by and among Q International Courier, Inc., a New York corporation, the Stockholders, AirNet and Q Acquisition Company, an Ohio corporation and a direct, wholly-owned subsidiary of AirNet; and

     WHEREAS, pursuant to the Merger Agreement, AirNet has agreed to enter into this Agreement as a condition to the performance of AirNet and the Stockholders thereunder.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. As used in this Agreement, the following terms have the meanings indicated below or in the referenced sections of this
Agreement:

     "Affiliate Securities": Common Shares beneficially owned by any executive officer, director of other affiliate of AirNet, other than any Stockholder.

     "Common Shares": AirNet's common shares, $.01 par value per share, as the same may be constituted from time to time.

     "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Person": An individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government entity or any department, agency, or political subdivision thereof.

     "Piggyback Registration":  As defined in SECTION 3(a) hereof.

     "Registrable Securities": Any Common Shares acquired by a Stockholder pursuant to the Merger Agreement, together with any additional Common Shares that a Stockholder may acquire on account of such Common Shares, including without limitation, as the result of any dividend or other distribution of Common Shares, any split-up of such Common Shares, or in accordance with a recapitalization, merger, consolidation or other reorganization with respect to any such Common

Shares; PROVIDED, that a Registrable Security ceases to be a Registrable Security when (i) it is registered under the Securities Act and disposed of in accordance with the registration statement covering it; (ii) it is sold or transferred in accordance with the requirements of Rule 144 (or similar provisions then in effect) promulgated by the SEC under the Securities Act ("Rule 144"); or (iii) it becomes eligible to be sold or transferred in accordance subsection (k) of Rule 144(k).

     "Registration Expenses":  As defined in SECTION 5 hereof.

     "SEC":  The United States Securities and Exchange Commission.

     "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Underwritten registration" or "underwritten offering": A registration in which securities of AirNet are sold pursuant to a firm commitment underwriting.

     SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT.

     (a) HOLDERS OF REGISTRABLE SECURITIES. A Person is deemed to be a holder of Registrable Securities whenever that Person owns, directly or beneficially, or has the right to acquire Registrable Securities, disregarding any legal restrictions upon the exercise of that right.

     (b) MAJORITY OF REGISTRABLE SECURITIES. As used in this Agreement, the term "majority of the Registrable Securities" means 51% or more of the Registrable Securities being registered unless the context indicates that it is 51% or more of the Registrable Securities then issued and outstanding.

     SECTION 3.  PIGGYBACK REGISTRATIONS.

     (a) RIGHT TO PIGGYBACK. Subject to SECTION 3(g), whenever AirNet proposes to register any of its securities under the Securities Act (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-8, pursuant to a registration made on Form S-4 or any successor forms then in effect) and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), it will so notify in writing all holders of Registrable Securities not later than 30 days prior to the anticipated filing date. Subject to the provisions of SECTIONS 3(c), 3(d) and 3(g), AirNet will include in the Piggyback Registration all Registrable Securities, on a pro rata basis based upon the total number of outstanding Common Shares on a fully diluted basis, with respect to which AirNet has received written requests for inclusion within five business days after the applicable holder's receipt of AirNet's notice. The holders of Registrable Securities may withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time before ten business days prior to the effective date of the Piggyback Registration. AirNet, the holders of Registrable Securities and any Person who hereafter becomes entitled to register its securities in a registration initiated by AirNet must sell their securities on the same terms and conditions.

     (b) PIGGYBACK EXPENSES. AirNet shall pay to, or on behalf of, the holders of the Registrable Securities included in a Piggyback Registration all Registration Expenses of those holders (except to the extent prohibited by applicable state securities laws).

     (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of AirNet and the managing underwriter gives AirNet its written opinion that the total number or dollar amount of securities requested to be included in the registration exceeds the number or dollar amount of securities that can reasonably be sold, AirNet will include the securities in the registration in the following order of priority: first, all securities AirNet proposes to sell; second, up to the full number or dollar amount of Registrable Securities and Affiliate Securities requested to be included in the registration (allocated on a pro rata basis, based upon the total number of outstanding Common Shares on a fully diluted basis, among the holders of Registrable Securities and the holders of Affiliate Securities); and third, any other securities (provided they are of the same class as the securities sold by AirNet) requested to be included, allocated among the holders of the securities in such proportions as AirNet and those holders may agree. In the event that the managing underwriter advises AirNet that an underwriters' over-allotment option is necessary or advisable, the preceding priority shall apply to the determination of which securities are to be included in the primary portion of such registration as well as such over-allotment option.

     (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of AirNet's securities who hereafter obtain registration rights from AirNet, and the managing underwriter gives AirNet its written opinion that the dollar amount or number of securities requested to be included in the registration exceeds the dollar amount or number of securities that can be sold, AirNet will include in the registration: (1) to the extent of 50% of the number or dollar amount of securities other than Registrable Securities or Affiliate Securities that in the underwriter's opinion can be sold, the securities requested to be included in the registration, allocated among the holders of those securities in such proportions as AirNet and those holders may agree; and (2) to the extent of the balance, the Registrable Securities and Affiliate Securities requested to be included, allocated pro rata among the holders of Registrable Securities and Affiliate Securities on a pro rata basis, based upon the total number of outstanding Common Shares on a fully diluted basis. If, after including all of the Registrable Securities and Affiliate Securities that are sought to be registered, the underwriters determine that there are additional securities that can be sold, then securities other than Registrable Securities or Affiliate Securities may be added to the registration. In the event that the managing underwriter advises AirNet that an underwriters' over-allotment option is necessary or advisable, the preceding priority shall apply to the determination of which securities are to be included in the primary portion of such registration as well as such over-allotment option.

     (e) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, AirNet will select the investment banker(s) and manager(s) that will administer the offering and shall enter into a customary underwriting agreement with the investment banker(s) and manager(s).

     (f) OTHER REGISTRATIONS. AirNet agrees that after filing a registration statement with respect to Registrable Securities pursuant to this SECTION 3 that has not been withdrawn or abandoned, AirNet will not register any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act, whether on its own behalf or at the request of any holder of those securities until at least 90 days have elapsed from the effective date of the previous registration. This 90 day hiatus does not apply to registrations of securities to be issued in connection with employee benefit plans or to permit exercise or conversions of previously issued options, warrants, or other convertible securities.

     (g) LIMIT ON PIGGYBACK REGISTRATIONS. Notwithstanding anything to the contrary contained herein, the holders of Registrable Securities shall be entitled to participate in no more than two Piggyback Registrations hereunder; PROVIDED, that (i) any Piggyback Registration which has been withdrawn or abandoned by AirNet or (ii) any Piggyback Registration in which the Stockholders are not permitted to include the full number of Registrable Securities requested by such Stockholders to be included therein pursuant to the terms of this Section 3 shall not count as a Piggyback Registration for purposes of such limitation.

     SECTION 4. RESTRICTIONS ON PUBLIC SALE BY SECURITIES HOLDERS. Each holder of Registrable Securities whose securities are included in a registration statement agrees not to make any public sale or distribution of equity securities of AirNet (except as part of the underwritten registration or pursuant to registration on Form S-8 or any successor form), including a sale pursuant to Rule 144, during the seven days prior to and the 90 days after the effective date of any underwritten Piggyback Registration unless the managing underwriters agree otherwise.

     SECTION 5.  REGISTRATION EXPENSES.

     (a) All Registration Expenses incident to AirNet's performance of or compliance with this Agreement shall be paid as provided in this Agreement. The term "Registration Expenses" includes without limitation all registration filing fees, professional fees and other expenses of compliance with federal, state and other securities laws (including fees and disbursements of counsel for the underwriters in connection with state or other securities law qualifications and registrations); printing expenses, messenger, telephone and delivery expenses; reasonable fees and disbursements of counsel for AirNet and for one counsel for the sellers of the Registrable Securities (subject to the provisions of SECTION 5(b)); reasonable fees and disbursements of all independent certified public accountants (including the expenses of any audit or "comfort" letters required by or incident to performance of the obligations contemplated by this Agreement); certain fees and expenses of the underwriters (excluding discounts and commissions); fees and expenses of any special experts retained by AirNet at the request of the managing underwriters in connection with the registration; fees and expenses of other Persons retained by AirNet in connection with the registration; and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by AirNet are then listed.

     (b) In connection with each registration for which AirNet is required to pay the Registration Expenses of the holders of Registrable Securities, AirNet will promptly reimburse those holders for the reasonable fees and disbursements of one law firm, selected by the holders of a majority of the Registrable Securities, to serve as counsel to all the holders.

     (c) Each holder of securities included in any underwritten Piggyback Registration will pay any underwriting discounts and commissions allocable to the holder's securities so included.

     SECTION 6.  INDEMNIFICATION.

     (a) INDEMNIFICATION BY COMPANY. In the event of any registration of Registrable Securities under the Securities Act pursuant to this Agreement, to the fullest extent permitted by law, AirNet agrees to indemnify each holder of Registrable Securities, its officers and directors, and each Person who controls the holder (within the meaning of the Securities Act and the Exchange Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or allegedly untrue statement of material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent the untrue statement or omission resulted from information that the holder furnished in writing to AirNet expressly for use therein or the holder's failure to deliver information required to be included therein or by the holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto which fully correct any untrue statements or omissions in any registration statement or prospectus previously delivered to any purchaser by such holder after AirNet has furnished the holder with a sufficient number of copies of the relevant documents. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, AirNet will indemnify the underwriters, their officers and directors and each Person who controls the underwriters (within the meaning of the Securities Act and the Exchange Act), to the extent customary in such agreements.

     (b) INDEMNIFICATION BY HOLDERS OF SECURITIES. In connection with any registration statement, each participating holder of Registrable Securities will furnish to AirNet in writing such information and affidavits as AirNet reasonably requests for use in connection with any registration statement or prospectus and each holder agrees to indemnify, to the extent permitted by law, AirNet, its directors and officers, and each Person who controls AirNet (within the meaning of the Securities Act and the Exchange Act) against any losses, claims, damages, liabilities, and expenses resulting from any untrue or allegedly untrue statement of a material fact or any omission or alleged omission of a material fact concerning such holder required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto necessary to make the statements therein not misleading, but only to the extent that the untrue statement or omission is contained in or omitted from any information or affidavit concerning such holder the holder furnished in writing, or resulting from the holder's failure to deliver information required to be included therein or, if so required by applicable law, to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto to any purchaser after AirNet has furnished the holder with a sufficient number of copies of the relevant documents.

     (c) INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification under this Agreement will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in the indemnified party's reasonable judgment a conflict of interest may exist between the indemnified and indemnifying parties with respect to the claim, permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party does not assume the defense, the indemnifying party will not be liable for any settlement made without its consent (but that consent may not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or will enter into any settlement that does not include as an unconditional term the claimant's or plaintiff's release of the indemnified party from all liability concerning the claim or litigation. An indemnifying party who is not entitled to or elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (and local counsel) for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any other indemnified party with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of additional counsel.

     (d) CONTRIBUTION. If the indemnification provided for in Section 6(a) or (b) is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the (i) relative benefit and (ii) relative fault of AirNet and the participating holders of Registrable Securities in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefit of AirNet and the participating holders of Registrable Securities shall be determined by reference to the proportion of total proceeds from the offering to which such person is entitled. The relative fault of AirNet and the participating holders of Registrable Securities shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by AirNet or by the participating holders of Registrable Securities and the parties' relative intent and knowledge.

     The parties hereto agree that it would not be just and equitable if contribution pursuant this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything herein to the contrary, no participating holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses, if any) received by such participating holder exceeds the amount of any damages that such participating holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any underwritten registration without (a) agreeing to sell securities on the basis provided in underwriting arrangements approved by AirNet (which underwriting arrangements shall not be contrary to this Agreement) and (b) completing and executing all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required by the underwriting arrangements.

     SECTION 8.  MISCELLANEOUS.

     (a) AMENDMENT. This Agreement may be amended or modified only by a written agreement executed by AirNet and the holders of a majority of the Registrable Securities then issued and outstanding.

     (b) ATTORNEYS' FEES. In any legal action or proceeding brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover all reasonable expenses, charges, court costs and attorneys' fees in addition to any other available remedy at law or in equity.

     (c) BENEFIT OF PARTIES; ASSIGNMENT. All of the terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns, including without limitation all subsequent holders of securities entitled to the benefits of this Agreement who agree in writing to become bound by the terms of this Agreement; PROVIDED, HOWEVER, AirNet may not transfer or assign its rights or obligations under this Agreement; and, without the prior written consent of AirNet (which shall not be unreasonably withheld or delayed), no Stockholder may assign his or her rights or obligations under this Agreement.

     (d) CAPTIONS. The captions of the sections and subsections of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Agreement.

     (e) COOPERATION. The parties agree that after execution of this Agreement they will from time to time, upon the request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments and take such other action as any other party may reasonably require to carry out effectively the intent of this Agreement.

     (f) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     (g) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement. There are no promises, covenants or undertakings other than those expressly set forth or provided for in this Agreement.

     (h) GOVERNING LAW. The internal law of the State of Ohio will govern the interpretation, construction, and enforcement of this Agreement and all transactions and agreements contemplated hereby, notwithstanding any state's choice of law rules to the contrary.

     (i) NO INCONSISTENT AGREEMENTS. AirNet will not enter into any agreement with respect to its securities that shall grant to any Person registration rights that in any way conflict with the rights provided under this Agreement unless, and only to the extent that, the Stockholders are granted rights equal to those granted to such other Person.

     (j) NOTICES. All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and delivery shall be deemed sufficient in all respects and to have been duly given on the date of service if delivered personally to the party to whom notice is to be given, or on the third day after mailing if mailed by first class mail - return receipt requested, postage prepaid, and properly addressed to the addresses set forth in the Merger Agreement or to such other address(es) as the respective parties hereto shall from time to time designate to the other(s) in writing.

     (k) SPECIFIC PERFORMANCE. Each of the parties agrees that damages for a breach of or default under this Agreement would be inadequate and that in addition to all other remedies available at law or in equity the parties and their successors and assigns shall be entitled to specific performance or injunctive relief, or both, in the event of a breach or a threatened breach of this Agreement.

     (l) VALIDITY OF PROVISIONS. Should any part of this Agreement for any reason be declared by any court of competent jurisdiction to be invalid, that decision shall not affect the validity of the remaining portion, which shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated, it being the intent of the parties that they would have executed the remaining portion of the Agreement without including any part or portion that may for any reason be declared invalid.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                        AIRNET SYSTEMS, INC.


                                        By:   /s/ Gerald G. Mercer
                                            -----------------------------------
                                            Gerald G. Mercer
                                            President and Chief Executive
                                            Officer


                                        SHAREHOLDERS:

                                         /s/ Robert J. Mitzman
                                        ---------------------------------------
                                        ROBERT J. MITZMAN

                                         /s/ Dominique Brown
                                        ---------------------------------------
                                        DOMINIQUE BROWN

                                         /s/ Glenn Smoak
                                        ---------------------------------------
                                        GLENN SMOAK

                                         /s/ Karl Daigle
                                        ---------------------------------------
                                        KARL DAIGLE

                                         /s/ Ed McNally
                                        ---------------------------------------
                                        ED MCNALLY

                                         /s/ Tomas Miguens
                                        ---------------------------------------
                                        TOMAS MIGUENS

                                                                 EXHIBIT 1.05

                                  ESCROW AGREEMENT


     ESCROW AGREEMENT, dated as of ____________, 1998, among the Persons whose names and addresses are set forth on SCHEDULE A hereto (the
"STOCKHOLDERS"), AirNet Systems, Inc., an Ohio corporation ("AIRNET"), and Banc One Trust Company, NA, as Escrow Agent (the "ESCROW AGENT").

                                  R E C I T A L S

     WHEREAS, the Stockholders, AirNet, Q International Courier, Inc., a New York corporation (the "COMPANY"), and Q Acquisition Company, an Ohio corporation and wholly-owned subsidiary of AirNet ("MERGER SUBSIDIARY"), are parties to a Merger Agreement, dated as of April 14, 1998 (the "MERGER AGREEMENT"), pursuant to which Merger Subsidiary shall be merged with and into the Company.

     WHEREAS, Section 10.02 of the Merger Agreement provides for the indemnification of AirNet Indemnitees (as defined in the Merger Agreement) from certain Losses (as defined in the Merger Agreement) that may be incurred by any of them;

     WHEREAS, the Merger Agreement further provides that 314,136 common shares, $.01 par value, of AirNet (the "AIRNET COMMON SHARES"), shall be deposited into escrow in order to indemnify the AirNet Indemnitees against General Contingencies pursuant to Section 10.02 of the Merger Agreement (the "GENERAL ESCROW SHARES"); and

     WHEREAS, the Merger Agreement further provides that 46,091 AirNet Common Shares shall be deposited into escrow in order to indemnify the AirNet Indemnitees against Specific Contingencies pursuant to Section 10.02 of the Merger Agreement (the "SPECIFIC ESCROW SHARES" and, together with the General Escrow Shares, the "ESCROW SHARES").

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     l. APPOINTMENT OF ESCROW AGENT; DEPOSIT OF ESCROW SHARES. The Stockholders and AirNet hereby appoint the Escrow Agent as the escrow agent under this Agreement, and the Escrow Agent accepts such appointment according to the terms and conditions set forth herein. On the date hereof, AirNet and/or the Stockholders have deposited with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, the General Escrow Shares and the Specific Escrow Shares. The Escrow Agent shall hold and distribute the Escrow Shares in accordance with the terms and conditions of this Agreement.

     2. DISTRIBUTIONS FROM ESCROW. The Escrow Agent shall hold the Escrow Shares in escrow in accordance with this Agreement and shall make distributions of Escrow Shares only as follows or as provided in Sections 3 and 4 below:

     (a) Escrow Shares shall be distributed to AirNet in such amounts as are authorized to be distributed to AirNet pursuant to Section 3 below.

     (b) Upon the filing of AirNet's Annual Report on Form 10-K (the "AIRNET 1998 FORM 10-K") for the fiscal year ended December 31, 1998 (which is anticipated to occur on or about March 31, 1999), the Escrow Agent shall distribute to each Stockholder that number of General Escrow Shares equal to the product of (i) such Stockholder's Stockholder Percentage as set forth on Schedule A hereto and (ii) the entire balance of the General Escrow Shares then remaining in escrow less the aggregate of the then existing General Claim Reserves (as defined below) for General Open Claims (as defined below) and the amount of any claim not constituting a General Open Claim which is described in a written notice of a claim from AirNet in accordance with
Section 3(a) and actually received by the Escrow Agent prior to the filing of the AirNet 1998 Form 10-K.

     (c) Within two banking days of the Escrow Agent's having been given a joint written direction with respect to a General Open Claim pursuant to
Section 3(d), (i) the Escrow Agent shall distribute to AirNet that number of General Escrow Shares set forth in joint written direction for such General Open Claim and (ii) to the extent authorized in Section 3 below, the Escrow Agent shall distribute to each Stockholder that number of General Escrow Share equal to the product of (X) such Stockholder's Stockholder Percentage and (Y) and the balance of the General Claim Reserve established in respect of such General Open Claim, the amount of which shall be set forth in the joint written direction.

     (d) At least five business days prior to the six month anniversary of the Effective Time (as defined in the Merger Agreement) and following resolution of the Specific Contingency set forth as item number one on
Schedule 1.04 to the Company Disclosure Schedule in accordance with the provisions of Section 7.08 of the Merger Agreement, AirNet and the Stockholder Representative shall give the Escrow Agent a joint written instruction directing the Escrow Agent to distribute the number of Specific Escrow Shares set forth in such joint written instruction to AirNet and/or the Stockholders, depending on the resolution of such Specific Contingency in accordance with such Section 7.08. Within two banking days of the Escrow Agent's having been given the foregoing joint written direction, the Escrow Agent shall distribute to AirNet that number of Specific Escrow Shares set forth in such joint written instruction and/or to each Stockholder that number of Specific Escrow Shares equal to the product of (i) such Stockholder's Stockholder Percentage as set forth on Schedule A hereto and
(ii) the total number of Specific Escrow Shares to be delivered to the Stockholders pursuant to such joint written instruction.

     (e) On the second anniversary of the Effective Time (as defined in the Merger Agreement), the Escrow Agent shall distribute to each Stockholder that number of Specific Escrow Shares equal to the product of (i) such Stockholder's Stockholder Percentage as set forth on Schedule A hereto and
(ii) the entire balance of the Specific Escrow Shares then remaining in escrow less the aggregate of the then existing Specific Claim Reserves (as defined below) for Specific Open Claims (as defined below).

     (f) Within two banking days of the Escrow Agent's having been given a joint written direction with respect to a Specific Open Claim pursuant to
Section 4(d), (i) the Escrow Agent shall distribute to AirNet that number of Specific Escrow Shares set forth in joint written direction for such Specific Open Claim and (ii) to the extent authorized in Section 3 below, the Escrow Agent shall distribute to each Stockholder that number of Specific Escrow Share equal to the product of (X) such Stockholder's Stockholder Percentage and (Y) and the balance of the Specific Claim Reserve established in respect of such Specific Open Claim, the amount of which shall be set forth in the joint written direction.

     (g) Any distribution required to be made hereunder by the Escrow Agent from the Escrow Shares shall be delivered (i) in accordance with written instructions given to the Escrow Agent by the party entitled under this Agreement to receive such distribution (with a copy to the other parties) or
(ii) after the filing of the AirNet 1998 Form 10-K (in respect of the General Escrow Shares) and after the second anniversary of the Effective Time (in respect of the Specific Escrow Shares), in accordance with the terms of an order, judgment or decree ordering the payment of all or any portion of the Escrow Shares, which order, judgment or decree represents a final adjudication of the rights of the Stockholders and AirNet with respect to the payment of all or a portion of an Open Claim by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been perfected.

     3. AIRNET GENERAL CONTINGENCY CLAIMS. The procedure for distributions from the Escrow Shares with respect to General Contingencies shall be as follows:

     (a) From time to time prior to the filing of the AirNet 1998 Form 10-K, if AirNet determines that AirNet or any other AirNet Indemnitee is entitled to indemnification for Losses with respect to General Contingencies under
Section 11.02(a) of the Merger Agreement, AirNet may request a distribution from the General Escrow Shares on deposit by giving written notice of AirNet's claim to the Escrow Agent and to the Stockholder Representative (as defined below), certifying in reasonable detail in such notice the nature of the claim, the amount thereof if then ascertainable and, if not then ascertainable, a good faith estimate of the estimated amount thereof, and the provision(s) in the Merger Agreement on which the claim relating to such General Contingency is based.

     (b) If, within thirty (30) calendar days after actual receipt by the Escrow Agent of the written notice of a claim from the AirNet in accordance with Section 3(a), the Escrow Agent has not actually received written objection to such claim from the Stockholder Representative, the claim stated in such notice shall be conclusively deemed to be approved by the Stockholders and the Escrow Agent shall promptly thereafter distribute to AirNet from the General Escrow Shares on deposit a number of General Escrow Shares equal to the dollar amount of such claim divided by the Market Price up to the full number of General Escrow Shares on deposit.

     (c) If within said thirty (30) calendar days the Escrow Agent shall have actually received from the Stockholder Representative a written objection to the claim by AirNet pursuant to Section 3(a) (a copy of which objection shall in each case be sent to the AirNet by the Stockholder Representative in accordance with the provisions of Section 12 below), then such claim shall be deemed to be a "GENERAL OPEN CLAIM" and the Escrow Agent shall reserve within the General Escrow Shares on deposit a number of General Escrow Shares equal to the amount of the General Open Claim divided by the Market Price (which number of General Escrow Shares for each General Open Claim is referred to herein as a "GENERAL CLAIM RESERVE").

     (d) The number of General Escrow Shares constituting the General Claim Reserve for each General Open Claim shall be distributed by the Escrow Agent from the General Escrow Shares on deposit to AirNet only in accordance with a joint written instruction by AirNet and the Stockholder Representative following resolution of the General Open Claim in accordance with Section 3(e) below, and any portion of the General Claim Reserve for such General Open Claim not so required to be distributed to AirNet shall be distributed by the Escrow Agent to the Stockholders in accordance with Section 3(b) above and such General Reserve shall be reduced to zero; PROVIDED, that if such General Open Claim is resolved prior to the filing of the AirNet 1998 Form 10-K, the remaining portion of such General Claim Reserve shall not be distributed to the Stockholders pursuant hereto but rather shall continue to constitute a part of the Escrow Shares for General Contingencies, and shall continue to be available for additional claims by AirNet pursuant to the terms hereof.

     (e) If the Stockholder Representative shall raise an objection to a claim by AirNet relating to General Contingencies within the 30-day period referred to in Section 3(b) above, the Stockholder Representative and AirNet shall negotiate in good faith for a further 15-day period to determine jointly the appropriate amount, if any, of such General Open Claim. If the Stockholder Representative and AirNet have not made such joint determination during such 15-day period, then, to extent such General Open Claim remains in dispute, such General Open Claim shall be submitted to, and settled by, binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA RULES"). The determination of the arbitrator selected in accordance with the AAA Rules shall be final and conclusive and, within five business days following resolution of the General Open Claim pursuant to arbitration, AirNet and the Stockholder Representative shall submit a joint written instruction to the Escrow Agent as to the disposition of the General Open Claim that is consistent with the determination of the arbitrator with respect thereto. The costs, fees and expenses of the arbitration shall be borne by AirNet and the Stockholders in reverse proportion to the arbitration decision.

     4. AIRNET SPECIFIC CONTINGENCY CLAIMS. The procedure for distributions from the Escrow Deposit with respect to Specific Contingencies shall be as follows:

     (a) From time to time prior to the second anniversary of the Effective Time, if AirNet determines that AirNet or any other AirNet Indemnitee is entitled to indemnification for Losses with respect to a Specific Contingency under Section 11.02(a) of the Merger Agreement, AirNet may request a distribution from the Specific Escrow Shares on deposit by giving written notice of AirNet's claim to the Escrow Agent and to the Stockholder Representative, certifying in reasonable detail in such notice the nature of the claim, the amount thereof and the Specific Contingency for which indemnity is being sought.

     (b) If, within thirty (30) calendar days after actual receipt by the Escrow Agent of the written notice of a claim from the AirNet in accordance with Section 4(a), the Escrow Agent has not actually received written objection to such claim from the Stockholder Representative, the claim stated in such notice shall be conclusively deemed to be approved by the Stockholders and the Escrow Agent shall promptly thereafter distribute to AirNet from the Specific Escrow Shares on deposit a number of Specific Escrow Shares equal to the dollar amount of such claim divided by the Market Price up to the full number of Specific Escrow Shares in the Escrow Deposit.

     (c) If within said thirty (30) calendar days the Escrow Agent shall have actually received from the Stockholder Representative a written objection to the claim by AirNet pursuant to Section 4(a) (a copy of which objection shall in each case be sent to the AirNet by the Stockholder Representative in accordance with the provisions of Section 12 below), then such claim shall be deemed to be a "SPECIFIC OPEN CLAIM" and the Escrow Agent shall reserve within the Specific Escrow Shares on deposit a number of Specific Escrow Shares equal to the amount of the Specific Open Claim divided by the Market Price (which number of Specific Escrow Shares for each Specific Open Claim is referred to herein as a "SPECIFIC CLAIM RESERVE").

     (d)  The number of Specific Escrow Shares constituting the Specific
Claim Reserve for each Specific Open Claim shall be distributed by the Escrow Agent from the Specific Escrow Shares on deposit to AirNet only in accordance with a joint written instruction by AirNet and the Stockholder Representative following resolution of the Specific Open Claim in accordance with Section 4(e) below, and any portion of the Specific Claim Reserve for such Specific Open Claim not so required to be distributed to AirNet shall be distributed by the Escrow Agent to the Stockholders in accordance with Section 4(b) above.

     (e) If the Stockholder Representative shall raise an objection to a claim by AirNet relating to a Specific Contingency within the 30-day period referred to in Section 4(b) above, the Stockholder Representative and AirNet shall negotiate in good faith for a further 15-day period to determine jointly the appropriate amount, if any, of such Specific Open Claim. If the Stockholder Representative and AirNet have not made such joint determination during such 15-day period, then, to extent such Specific Open Claim remains in dispute, such Specific Open Claim shall be submitted to, and settled by, binding arbitration in accordance the AAA Rules. The determination of the arbitrator selected in accordance with the AAA Rules shall be final and conclusive and, within five business days following resolution of the Specific Open Claim pursuant to arbitration, AirNet and the Stockholder Representative shall submit a joint written instruction to the Escrow Agent as to the disposition of the Specific Open Claim that is consistent with the determination of the arbitrator with respect thereto. The costs, fees and expenses of the arbitration shall be borne by AirNet and the Stockholders in reverse proportion to the arbitration decision.

     5. CONDITIONS TO ESCROW. The Escrow Agent agrees to hold the Escrow Shares and to perform in accordance with the terms and provisions of this Agreement. The Stockholders and AirNet agree that the Escrow Agent does not assume any responsibility for the failure of the

Stockholders or the AirNet to perform in accordance with the Merger Agreement or this Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

     (a) The Escrow Agent may conclusively rely, and shall be protected in acting or refraining from acting upon, any written notice, certification, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of any information therein contained which the Escrow Agent reasonably believes to be genuine and to have been signed and presented by the proper party or parties. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, fiduciary, or individual acting on behalf of another party hereto, it shall not be necessary for the Escrow Agent to inquire into such corporation's, fiduciary's or individual's authority, capacity, existence or identity. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity. It is understood that any references herein to joint instructions or joint written instructions or words of similar import include any instructions signed in counterpart.

     (b) The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

     (c) The Escrow Agent may consult with, and obtain advice from, legal counsel including in-house counsel in the event of any question as to any of the provisions hereof or the duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. The reasonable costs of such counsel's services shall be paid to the Escrow Agent in accordance with
Section 8 below.

     (d) The Escrow Agent shall have no duties except those which are expressly set forth herein and it shall not be bound by (i) the Merger Agreement or any agreement of the other parties hereto (whether or not it has any knowledge thereof) or by any notice of a claim, or demand with respect thereto, or (ii) any waiver, modification, amendment, termination or rescission of this Agreement unless the Escrow Agent agrees thereto in writing.

     (e) The Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving notice in writing of such resignation specifying a date (no earlier than 30 days following the date of such notice) when such resignation will take effect, provided, however, that until a successor escrow agent is appointed by the Stockholder Representative and by AirNet and such successor accepts such appointment, the Escrow Agent shall continue to hold the Escrow Shares and otherwise comply with the terms of this Agreement; PROVIDED FURTHER that the parties to this Escrow Agreement agree to use their reasonable efforts to mutually agree on a successor escrow agent within 30 days after the giving of Escrow Agent's notice and if no such successor escrow agent shall be appointed within 30 days of the Escrow Agent providing its notice, the

Escrow Agent may, at the expense of the AirNet and the Stockholders, (i) appoint a successor escrow agent which shall be a national or state-chartered banking, trust or savings association, (ii) petition any court of competent jurisdiction for the appointment of a successor escrow agent or (iii) may deposit the Escrow Shares with the Clerk of the United States District Court for the Southern District of Ohio, or with the office of the clerk of registry of any other court of competent jurisdiction, at which time the Escrow Agent's duties hereunder shall terminate. Any successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. The resigning Escrow Agent shall thereupon be discharged from any further obligations under this Escrow Agreement.

     (f) Upon delivery of all of the Escrow Shares pursuant to the terms of Sections 2, 3 and 4 above or to a successor escrow agent, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees (not subject to appeal) of any court of competent jurisdiction which may be filed, entered or issued, and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience.

     (g) The Escrow Agent shall not have any responsibility or liability for the completeness, correctness or accuracy of any transactions between the AirNet, on the one hand, and Stockholders, on the other hand.

     (h) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Shares which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Agreement, it shall without liability of any kind, be entitled to hold the Escrow Shares pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise, or the Escrow Agent, at its option, may, in final satisfaction of its duties hereunder, deposit the Escrow Deposit with the Clerk of the United States District Court for the Southern District of Ohio or with the office of the clerk of registry of any other court of competent jurisdiction.

     6. INDEMNIFICATION. AirNet hereby agrees to indemnify the Escrow Agent, its directors, officers, agents and employees and any person who "controls" the Escrow Agent within the meaning of Section 15 of the Securities Act of 1933 (collectively, the "INDEMNIFIED PARTIES") for and to hold them harmless against any loss, liability or expense (including, without limitation, all expenses reasonably incurred in its investigation and defense and costs and expenses reasonably incurred in enforcing this right of indemnification) incurred without gross negligence or willful misconduct on the part of the. Indemnified Parties arising out of or in connection with this Agreement. The provisions of this Section 6 shall survive the termination of this Agreement.

     7. BANKING DAYS. If any date on which the Escrow Agent is required to make a delivery pursuant to the provisions hereof is not a banking day, then the Escrow Agent shall make such investment or delivery on the next succeeding banking day.

     8. ESCROW COSTS; NO RIGHT OF SET-OFF. The Escrow Agent shall be entitled to be paid a fee for its services pursuant to the attached FEE SCHEDULE and to be reimbursed for its reasonable costs and expenses hereunder (including reasonable counsel fees), which fees, costs and expenses shall be paid by AirNet from time to time as such fees, costs and expenses are earned. Nothing in this Section 8 limits the Escrow Agent's rights against AirNet for the payment of amounts due the Escrow Agent under Section 6 above or the Escrow Agent's fees, costs and expenses hereunder.

     The Escrow Agent acknowledges and agrees that it is holding the Escrow Shares in its capacity as escrow agent and that it has no right to apply amounts constituting the value of the Escrow Shares against any obligations of (a) the other parties to this Agreement that do not arise under this Agreement or (b) the Company.

     9. DEFINED TERMS. As used in this Agreement, the following terms have the respective meanings set forth below:

     MARKET PRICE: shall mean the closing price of the AirNet Common Shares on the New York Stock Exchange (or another exchange or quotation system on which the AirNet Common Shares are listed or included, if such AirNet Common Shares are not then listed on the New York Stock Exchange) as reported in THE WALL STREET JOURNAL as of the date which is two business days prior to the date of determination.

     PERSON: shall mean an individual, partnership, joint-stock company, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     STOCKHOLDER PERCENTAGE: shall mean, with respect to any Stockholder, the percentage set forth opposite such Stockholder's name on SCHEDULE A.

     10. STOCKHOLDER REPRESENTATIVE. The parties to this Agreement hereby acknowledge and agree that all instructions, directions or other communications given by or on behalf of the Stockholders shall be made pursuant to a writing signed by Robert Mitzman, as the representative of the Stockholders (the "STOCKHOLDER REPRESENTATIVE"), and shall be binding upon each Selling Stockholder. The parties further acknowledge and agree that the Escrow Agent may rely upon such instructions, directions or other communications made by the Stockholder Representative as if made by each Stockholder. The powers conferred upon the Stockholder Representative hereunder are coupled with an interest and are irrevocable.

     11. STATUS OF THE STOCKHOLDERS AS STOCKHOLDERS OF AIRNET. (a) The Escrow Shares shall be deemed to be beneficially owned by each Stockholder in accordance with such Stockholder's Stockholder Percentage and the Stockholders shall be entitled to vote such Escrow Shares and receive dividends and other distributions with respect to such Escrow Shares, in each case, unless and until such Escrow Shares are distributed to AirNet pursuant to the terms of this Agreement; PROVIDED, that, notwithstanding the foregoing, no Stockholder may sell, distribute, transfer, hypothecate, pledge or otherwise dispose of any Escrow Shares unless and until such

Escrow Shares are actually distributed to such Stockholder by the Escrow Agent pursuant to the terms hereof. For purposes of the foregoing sentence, each distribution of Escrow Shares to AirNet pursuant to the terms of this Agreement shall be deemed to be made by the Stockholders pro rata in accordance with such Stockholder's Stockholder Percentage.

     12.    NOTICES.

     (a) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

              (i) if to AirNet, 3939 International Gateway, Columbus, Ohio 43219, marked to the attention of Eric P. Roy, or at such other address as AirNet may have furnished the Stockholder Representative in writing; with a copy of Vorys, Sater Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio 43215, marked to the attention of Ronald A. Robins, Jr.;

             (ii) if to the Stockholders, care of the Stockholder Representative, Q International Courier, Inc., 909 Third Avenue, 5th Floor, New York, New York 10022-4731, or at such other address as the Stockholder Representative may have furnished to AirNet in writing; with a copy to Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, marked for the attention of Kenneth E. Adelsberg;

            (iii) if to the Escrow Agent, care of Corporate Trust Account Administration, 235 West Schrock Road, OH1-0380, Westerville, Ohio 43081, with a copy to Bank One Trust Company, AN, 100 East Broad Street, 071-0181, Columbus, Ohio 43215, marked to the attention of Michael Dockman.

     (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

     13. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the transactions contemplated hereby and may be amended, modified, supplemented or altered only by a writing duly executed by the Escrow Agent, AirNet and the Stockholder Representative, and any prior agreements or understandings, whether oral or written, are entirely superseded hereby; PROVIDED, HOWEVER, that no amendment, modification, supplement or alteration of this Agreement shall affect the Stockholder Percentage of any Stockholder without the express written consent of the Stockholder affected thereby.

     14. ASSIGNS AND ASSIGNMENT. This Agreement shall extend to, shall inure to the benefit of and shall be binding upon all of the parties hereto and upon all of their respective successors and permitted assigns.

     15. NO OTHER THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person other than the parties hereto, any rights or remedies under or by reason of this Agreement.

     16. NO WAIVER. No failure or delay by an party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege.

     17. SEVERABILITY. If any covenant, agreement, provision or term of this Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

     18. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Ohio, without giving effect to any choice of law or conflict provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Ohio to be applied.

     19. COUNTERPARTS. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

                             [signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first written above.

                                       STOCKHOLDERS:

                                        /s/  Robert J. Mitzman
                                       ----------------------------------------
                                       ROBERT J. MITZMAN

                                        /s/ Dominique Brown
                                       ----------------------------------------
                                       DOMINIQUE BROWN

                                        /s/ Glenn Smoak
                                       ----------------------------------------
                                       GLENN SMOAK

                                        /s/ Karl Daigle
                                       ----------------------------------------
                                       KARL DAIGLE

                                        /s/  Ed McNally
                                       ----------------------------------------
                                       ED MCNALLY

                                        /s/  Tomas Miguens
                                       ----------------------------------------
                                       TOMAS MIGUENS

                                   AIRNET:

                                   AIRNET SYSTEMS, INC


                                   By:_______________________________
                                      Name:
                                      Title:

                                   ESCROW AGENT

                                   BANC ONE TRUST COMPANY, NA, as Escrow Agent

                                   By:_______________________________
                                      Name:
                                      Title:

SCHEDULE A

Stockholder Name                        Stockholder Percentage
and Address                             ----------------------
-----------------------